UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CENTRAL PACIFIC FINANCIAL CORP. _________________________________________________________________________
(Name of Registrant as Specified In Its Charter) _________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

MAY 27, 2008 ANNUAL MEETING
YOUR VOTE IS IMPORTANT

April 3, 2008

Dear Fellow Shareholder:

On behalf of your Board of Directors, we cordially invite you to attend the 2008 Annual Meeting of Shareholders of Central Pacific Financial Corp. The Annual Meeting will be held on May 27, 2008, at 11:00 a.m., Hawaii time, in the Garden Lanai Room of the Ala Moana Hotel, 410 Atkinson Drive, Honolulu, Hawaii.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe matters to be acted upon at the Annual Meeting. Please give these materials your prompt attention. Then, we ask that you sign, date and mail promptly the enclosed Proxy Card in the enclosed postage-paid envelope, or use telephone or internet voting, to ensure that your shares are represented and voted at the meeting. Shareholders who attend the meeting may withdraw their proxy and vote in person if they wish to do so.

We appreciate your continued interest in Central Pacific Financial Corp. and are confident that, as in the past, you will continue to vote your shares.

Sincerely,

/s/ Ronald K. Migita	/s/ Clint Arnoldus
RONALD K. MIGITA Chairman	CLINT ARNOLDUS Vice Chairman, Chief Executive Officer and President

CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 27, 2008

TO THE SHAREHOLDERS OF CENTRAL PACIFIC FINANCIAL CORP.:

NOTICE IS HEREBY GIVEN that, pursuant to its Restated Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of Central Pacific Financial Corp. (the “Company”) will be held in the Garden Lanai Room of the Ala Moana Hotel, 410 Atkinson Drive, Honolulu, Hawaii, on May 27, 2008, at 11:00 a.m., Hawaii time, for the purpose of considering and voting upon the following matters:

(i)
Election of Directors.  To elect four persons to the Board of Directors for a term of three years and to serve until their successors are elected and qualified, as more fully described in the accompanying Proxy Statement.

(ii)
Ratification of Appointment of Independent Registered Public Accounting Firm.  To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

(iii)	Consider a Shareholder Proposal, if properly presented at the Meeting. For the Board of Directors to eliminate classification of terms of the Board of Directors.

(iv)	Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Only those shareholders of record at the close of business on March 24, 2008 shall be entitled to notice of and to vote at the Meeting.

YOUR VOTE IS IMPORTANT.  SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON.  YOU MAY ALSO DELIVER YOUR VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM.  SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

By order of the Board of Directors,

/s/ Glenn K. C. Ching
GLENN K. C. CHING
Senior Vice President and Corporate Secretary
Dated: April 3, 2008

CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 27, 2008
________________________

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Central Pacific Financial Corp. (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”) of the Company to be held in the Garden Lanai Room of the Ala Moana Hotel, 410 Atkinson Drive, Honolulu, Hawaii, on May 27, 2008, 11:00 a.m., Hawaii time, and at any and all adjournments thereof. The approximate date on which this Proxy Statement and accompanying Notice and form of proxy are first being mailed to shareholders is April 9, 2008.

 Matters to be Considered

The matters to be considered and voted upon at the Meeting will be:

(i)	Election of Directors. To elect four persons to the Board for a term of three years and to serve until their successors are elected and qualified.

(ii)
Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

(iii)	Consider a Shareholder Proposal, if properly presented at the Meeting. For the Board to eliminate classification of terms of the Board.

(iv)	Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

 Record Date, Outstanding Securities and Voting Rights

The Board fixed the close of business on March 24, 2008 as the record date (the “Record Date”) for the determination of the shareholders of the Company entitled to notice of and to vote at the Meeting. Only holders of record of shares of the Company's Common Stock (“Common Stock”) at the close of business on the Record Date will be entitled to vote at the Meeting and at any adjournment or postponement of the Meeting. There were 28,707,985 shares of the Company’s Common Stock, no par value, issued and outstanding on the Record Date, held by approximately 4,129 holders of record.

Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in the holder’s name on the books of the Company as of the Record Date on any matter submitted to the vote of the shareholders.

 Quorum

The required quorum for the transaction of business at the Meeting is a majority of the total outstanding shares of Common Stock entitled to vote at the Meeting, either present in person or represented by proxy. Abstentions will be included in determining the number of shares present at the Meeting for the purpose of determining the presence of a quorum.

 Broker Authority to Vote

Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. (“NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. NYSE rules permit member brokers that do not receive instructions from their customers to vote on proposal numbers (i) and (ii), discussed above in their discretion.  NYSE member brokers will not be permitted to vote on proposal number (iii) unless they receive instructions from their customers.

 Vote Required to Approve the Proposals

Proposal 1: Election of Directors. You may vote “FOR” or “WITHHOLD” with respect to any or all director nominees. The election of directors requires a plurality of the votes cast “FOR” the election of directors by the shares entitled to vote in the election at a meeting at which a quorum is present. Accordingly, the four directorships to be filled at the meeting will be filled by the four nominees receiving the highest number of “FOR” votes; votes that are “WITHHELD” will be excluded entirely from the vote and will have no effect on the outcome of the vote.

The Board recommends a vote “FOR” the election of all nominees as directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm requires the affirmative vote of shareholders holding not less than a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Meeting. An abstention from voting on the proposal to ratify the appointment of KPMG LLP will have the effect of a vote “AGAINST” the proposal.

The Board recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Proposal 3: Shareholder Proposal. The proposal is for the Board to eliminate classification of terms of the Board.  This shareholder proposal is a request that the Board take the action stated in the proposal.  Approval of this proposal may not result in the requested action being taken by the Board, and therefore, its approval would not necessarily effectuate the declassification of the Board.

The Board recommends a vote “AGAINST” this shareholder proposal to declassify the Board.

It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Meeting. If any other matters are presented properly at the Meeting, however, the proxy will be voted by the proxy holders in accordance with the recommendations of the Board.

Voting

        Voting by Mail.  Shareholders can ensure that their shares are voted at the Meeting by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-prepaid envelope.

Voting by Telephone or the Internet.  Voting by telephone or the Internet is fast, convenient and your vote is immediately confirmed and tabulated.  If you choose to vote by telephone or the Internet, instructions to do so are set forth on the enclosed proxy card.  The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which appears on the proxy card.  These procedures allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.  If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by the voting deadline set forth on the proxy card.

If your shares are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials to determine if telephone or Internet voting is available.  If your bank or broker does make telephone or Internet voting available, please follow the instructions provided on the voting form supplied by your bank or broker.

If you vote by telephone or the Internet, you should not return your proxy card.

 Revocability of Proxies

Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Meeting and voting in person at the Meeting. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxy holders in accordance with the instructions on the proxy.  If your shares are held in street name, you should follow the instructions of your broker, banker or nominee regarding the revocation of proxies.

 Solicitation of Proxies

This solicitation of proxies is made on behalf of the Board, and the Company will bear the costs of the preparation of proxy materials and the solicitation of proxies for the Meeting. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company or its subsidiary, Central Pacific Bank (the “Bank”), may solicit proxies personally, by telephone, electronically or by other means of communication. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to beneficial owners. The Company has retained D.F. King & Co., Inc. to assist it in connection with the solicitation of proxies for a fee of approximately $9,500, plus reimbursement of expenses.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 27, 2008.

The Company's Proxy Statement, Form 10-K Annual Report for the fiscal year ended December 31, 2007 and Annual Report brochure are available free of charge at http://www.centralpacificbank.com/investor/proxy.

In addition, the Company will provide without charge upon the written request of any shareholder a copy of the Company’s annual report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission  (“SEC”) for the fiscal year ended 2007.  Requests should be directed to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811.

 Principal Shareholders

Based on filings made under Section 13(d) and Section 13(g) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of the Record Date, the following were the only persons known to management of the Company to beneficially own more than five percent (5%) of the Company’s outstanding Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Private Capital Management, L.P. 8889 Pelican Bay Boulevard Suite 500 Naples, Florida 34108	2,107,868(1)	7.1%
Barclays Global Investors, N.A. Barclays Global Fund Advisors 45 Fremont Street San Francisco, California 94105 Barclays Global Investors, Ltd. 1 Royal Mint Court London, England EC3N 4HH	2,058,095(2)	6.89%
Dimensional Fund Advisors L.P. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	1,997,188(3)	6.68%
AXA Financial, Inc. 1290 Avenue of the Americas New York, New York 10104 AXA Assurances I.A.R.D. Mutuelle AXA Assurances Vie Mutuelle AXA Courtage Assurance Mutuelle 26, rue Drouot 75009 Paris, France AXA 25, avenue Matignon 75008 Paris, France	1,975,986(4)	6.6%

(1)
According to a Schedule 13G/A filed on February 14, 2008, Private Capital Management, L.P. has sole voting power and sole dispositive power over 210,943 shares, and shared voting power and shared dispositive power over 1,896,925 shares.

(2)
According to a Schedule 13G filed on February 5, 2008, Barclays Global Investors, N.A. has sole voting power over 967,075 shares and sole dispositive power over 1,107,964 shares, Barclays Global Fund Advisors has sole voting power over 666,349 shares and sole dispositive power over 915,688 shares, and, Barclays Global Investors, Ltd. has sole voting power over 3,800 shares and sole dispositive power over 34,443 shares.

(3)	According to a Schedule 13G/A filed on February 6, 2008, Dimensional Fund Advisors L.P. has sole voting power and sole dispositive power over 1,997,188 shares.

(4)
According to a Schedule 13G filed on February 14, 2008, AXA Financial, Inc. has sole voting power over 1,766,488 shares, shared voting power over 4,891 shares, sole dispositive power over 1,953,893 shares, and shared dispositive power over 81 shares, and AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA have sole voting power over 1,787,000 shares, shared voting power over 4,891 shares, sole dispositive power over 1,975,905 shares, and shared dispositive power over 81 shares.

Security Ownership of Directors, Nominees and Executive Officers

        The following table sets forth certain information regarding beneficial ownership of Common Stock by each of the current directors, and the Named Executive Officers (as defined under “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS,” subheading “COMPENSATION DISCUSSION AND ANALYSIS”), as well as all directors and executive officers as a group, as of the close of business on March 17, 2008. Unless otherwise noted, the address of each person is c/o Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Directors and Nominees
Clint Arnoldus	286,140(3)	*
Richard J. Blangiardi	2,963(4)	*
Christine H. H. Camp	4,503(5)	*
Earl E. Fry	6,463(6)	*
B. Jeannie Hedberg	5,080(7)	*
Dennis I. Hirota	35,994(8)	*
Clayton K. Honbo	503,556(9)	1.75%
Paul J. Kosasa	33,138(10)	*
Duane K. Kurisu	26,233(11)	*
Colbert M. Matsumoto	23,243(12)	*
Ronald K. Migita	200,449(13)	*
Crystal K. Rose	6,090(14)	*
Mike K. Sayama	18,013(15)	*
Maurice H. Yamasato	17,629(16)	*
Dwight L. Yoshimura	21,989(17)	*

Named Executive Officers(18)
Blenn A. Fujimoto	44,034(19)	*
Dean K. Hirata	42,471(20)	*
Denis K. Isono	19,512(21)	*
Curtis W. Chinn	8,214(22)	*
All Directors and Executive Officers as a Group (19 persons)	1,305,714(23)	4.55%

(*)	Less than one percent (1%).

(1)
Except as otherwise noted below, each person has sole voting and investment powers with respect to the shares listed. The numbers shown include the shares actually owned as of March 17, 2008 and, in accordance with Rule 13d-3 under the Exchange Act, any shares of Common Stock that the person has the right or will have the right to acquire within 60 days of March 17, 2008.

(2)
In computing the percentage of shares beneficially owned by each person or group of persons named above, any shares which the person (or group) has a right to acquire within 60 days after March 17, 2008 are deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by that person (or group) but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.

(3)
6,425 shares of Common Stock are held by a family trust for which Mr. Arnoldus and his wife are co-trustees. 5,335 shares of Common Stock are held under his account under the Central Pacific Bank 401(k) Retirement Savings Plan. 4,775 shares of Common Stock are held jointly with his wife for which he has shared voting and investment powers with his wife.  269,605 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the Company’s 1997 Stock Option Plan and 2004 Stock Compensation Plan.

(4)	2,963 shares of Common Stock are held directly by Mr. Blangiardi with full voting power. Of the 2,963 shares, 635 shares do not have investment power.

(5)
2,023 shares of Common Stock are held directly by Ms. Camp with full voting power.  Of the 2,023 shares, 635 shares do not have investment power.  2,265 shares of Common Stock are held in her Simplified Employee Pension Plan Individual Retirement Account.  215 shares of Common Stock are held in her account and benefit under the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.

(6)
1,128 shares of Common Stock are held directly by Mr. Fry with full voting and investment power.  5,000 shares of Common Stock are held in the Fry Family Trust.  335 shares of Common Stock are held in the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.

(7)
2,363 shares of Common Stock are held directly by Ms. Hedberg with full voting power.  Of the 2,363 shares, 635 shares do not have investment power.  125 shares of Common Stock are held as a custodian for her grandson. 1,000 shares of Common Stock are held in a 401-K Retirement Savings Plan. 1,142 shares of Common Stock are held for her account and benefit under the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.  250 shares of Common Stock are held in her trust.  200 shares are held in her daughter’s Individual Retirement Account.

(8)
24,443 shares of Common Stock are directly held by Dr. Hirota with full voting power.  Of the 24,443 shares, 635 shares do not have investment power.  11,520 shares of Common Stock are held jointly with his wife for which he has shared voting and investment powers with his wife. 31 shares of Common Stock are held by Dr. Hirota, as President of Sam O. Hirota, Inc.

(9)
935 shares of Common Stock are held directly by Dr. Honbo with full voting power.  Of the 935 shares, 635 shares do not have investment power.  102,176 shares of Common Stock are held in his sons’ and daughter’s trusts.  400 shares of Common Stock are held in his Individual Retirement Account.  400,045 shares are held by Pu’ahu’ula Management LLC which was formed by Dr. Honbo and his wife.

(10)	33,138 shares of Common Stock are held directly by Mr. Kosasa with full voting power. Of the 33,138 shares, 635 shares do not have investment power.

(11)	26,233 shares of Common Stock are directly held by Mr. Kurisu with full voting power. Of the 26,233 shares, 635 shares do not have investment power.

(12)
1,763 shares of Common Stock are directly held by Mr. Matsumoto with full voting power.  Of the 1,763 shares, 635 shares do not have investment power.  10,368 shares of Common Stock are held for his account and benefit under the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.  6,000 shares are held jointly with his wife for which he has shared voting and investment powers with his wife.  5,112 shares of Common Stock are those he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Directors Stock Option Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., and the Company’s 1997 Stock Option Plan.

(13)	200,087 shares of Common Stock are held in Mr. Migita’s trust. 362 shares of Common Stock are directly held with full voting and investment power.

(14)
1,763 shares of Common Stock are directly held by Ms. Rose with full voting power.  Of the 1,763 shares, 635 shares do not have investment power.  2,000 shares of Common Stock are held by her as trustee of her pension plan and 2,327 shares of Common Stock are held for her account and benefit under the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.

(15)
4,295 shares of Common Stock are directly held by Dr. Sayama with full voting power.  Of the 4,295 shares, 635 shares do not have investment power.  4,008 shares of Common Stock are held jointly with his wife for which he has shared voting and investment powers with his wife.  9,710 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Directors Stock Option Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., and the Company’s 1997 Stock Option Plan.

(16)	17,629 shares of Common Stock are directly held by Mr. Yamasato with full voting power. Of the 17,629 shares, 635 shares do not have investment power.

(17)
7,488 shares of Common Stock are directly held by Mr. Yoshimura with full voting power.  Of the 7,488 shares, 635 shares do not have investment power.  14,501 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Directors Stock Option Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., and the Company’s 1997 Stock Option Plan.

(18)	The following includes information regarding all the Named Executive Officers except for Mr. Arnoldus, whose information is included in this table under the section heading “Directors and Nominees”.

(19)
4,019 shares of Common Stock are directly held by Mr. Fujimoto with full voting and investment power.  3,875 shares of Common Stock are held under his account under the Central Pacific Bank 401(k) Retirement Savings Plan.  33,065 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the Company’s 1997 Stock Option Plan.  3,075 shares of Common Stock are those that he has the right to acquire by the exercise of Stock Appreciation Rights vested pursuant to the Company’s 2004 Stock Compensation Plan

(20)
4,507 shares of Common Stock are held in Mr. Hirata’s Individual Retirement Account. 2,010 shares of Common Stock are held under his account under the Central Pacific Bank 401(k) Retirement Savings Plan.  2,075 shares of Common Stock are directly held by Mr. Hirata with full voting and investment power.  30,719 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Stock Compensation Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., and the Company’s 1997 Stock Option Plan.  3,160 shares of Common Stock are those that he has the right to acquire by the exercise of Stock Appreciation Rights vested pursuant to the Company’s 2004 Stock Compensation Plan.

(21)
2,124 shares of Common Stock are directly held by Mr. Isono with full voting and investment power.  3,463 shares of Common Stock are held jointly with his wife for which he has shared voting and investment powers with his wife.  300 shares of Common Stock are held by his sons and wife jointly.  2,247 shares of Common Stock are held under his account under the Central Pacific Bank 401(k) Retirement Savings Plan.  8,388 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the Company’s 1997 Stock Option Plan.  2,990 shares of Common Stock are those that he has the right to acquire by the exercise of Stock Appreciation Rights vested pursuant to the Company’s 2004 Stock Compensation Plan.

(22)
3,777 shares of Common Stock are directly held by Mr. Chinn.  Of the 3,777 shares, 3000 shares do not have investment power.  772 shares of Common Stock are held under his account under the Central Pacific Bank 401(k) Retirement Savings Plan.  2,500 shares of Common Stock are held in Mr. Chinn’s Individual Retirement Account.  1,165 shares of Common Stock are those that he has the right to acquire by the exercise of Stock Appreciation Rights vested pursuant to the Company’s 2004 Stock Compensation Plan

(23)	Total for all directors and executive officers as a group. There are no shares of Common Stock the above individuals have a right to acquire within 60 days after March 17, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors, executive officers and the beneficial holders of more than ten percent (10%) of the Common Stock are required to file certain reports with the SEC regarding the amount of and changes in their beneficial ownership of the Company’s stock. Based on its review of copies of those reports, the Company is required to disclose known failures to file required forms, or failures to timely file required reports during the previous year. To the best knowledge of the Company, there were no failures to file or timely file such required reports during year 2007 by any person who was at any time during year 2007 a director, officer, beneficial owner of more than ten percent (10%) of the Common Stock, or any other person subject to Section 16 of the Exchange Act with respect to the Company, except for the following: Curtis Chinn (two (2) late Form 4/transaction filings); B. Jeannie Hedberg (two (2) late Form 4/transaction filings); Clayton K. Honbo (six (6) late Form 4/transaction filings); Paul J. Kosasa (one (1) late Form 4/transaction filing); Crystal K. Rose (two (2) late Form 4/transaction filings); and, Maurice H. Yamasato (one (1) late Form 4/transaction filing).

ELECTION OF DIRECTORS

        On October 31, 2007, the Company’s Bylaws were amended, such that effective as of May 27, 2008, the number of directors will be reduced from fifteen (15) directors to fourteen (14) directors, with the number of directors in Class II being reduced from five (5) directors to four (4) directors, while the number of directors in Class I and Class III continuing to remain at five (5) directors in each of those Classes, and with each Class of directors serving for three-year terms.  Accordingly, four (4) directors (being the Class II directors) are to be elected at the Meeting to serve three-year terms expiring at the 2011 Annual Meeting of Shareholders and until their respective successors are elected and qualified. The nominees to serve as Class II directors for election at the Meeting are Earl E. Fry, B. Jeannie Hedberg, Colbert M. Matsumoto, and Crystal K. Rose, all of whom are currently directors of the Company.

        All nominees have indicated their willingness to serve and unless otherwise instructed, proxies will be voted for all of the nominees. However, in the event that any of them should be unable to serve, the proxy holders named on the enclosed proxy card will vote in their discretion for such persons as the Board may recommend.

        There are no family relationships among directors or executive officers of the Company, and, as of the date hereof, no directorships are held by any director or director nominee with a company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, except for director Crystal K. Rose, who is a director of Hawaiian Holdings, Inc. (AMEX ticker “HA”).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE BOARD OF DIRECTORS’ NOMINEES.

DIRECTORS’ AND EXECUTIVE OFFICERS’ INFORMATION

The following table sets forth certain information with respect to each of the continuing directors, nominees and Named Executive Officers:

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the Company(1)	Term Expires
Nominees

FRY, Earl E.	Executive Vice President, Chief Financial Officer and Secretary, Informatica Corporation (2003-present) (technology); Senior Vice President, Chief Financial Officer and Secretary, Informatica Corporation (2002-2003); Senior Vice President and Chief Financial Officer, Informatica Corporation (1999-2002)	49	2005	2008

HEDBERG, B. Jeannie, C.P.A.	Member, Hedberg, Batara & Vaughan-Sarandi, LLC (11/1/2005-present) (accounting); Partner, Hedberg, Freitas, King & Tom (1969-10/31/2005) (accounting)	64	2003	2008

MATSUMOTO, Colbert M.	Chairman and Chief Executive Officer, Island Insurance Company, Ltd. (1999-present) (insurance)	54	2004	2008

ROSE, Crystal K., J.D.	Partner, Bays Deaver Lung Rose & Holma (1989-present) (law)	50	2005	2008

Continuing Directors (2)

ARNOLDUS, Clint
Vice Chairman, Chief Executive Officer and President, Central Pacific Financial Corp. (4/2006-present) (bank holding company); Vice Chairman, Chief Executive Officer and President, Central Pacific Bank (4/2006-present); Vice Chairman and Chief Executive Officer, Central Pacific Financial Corp. (9/2004-4/2006); Vice Chairman and Chief Executive Officer, Central Pacific Bank (9/2004-4/2006); Vice Chairman and Chief Executive Officer, City Bank (9/2004-2/2005); Chairman, President and Chief Executive Officer, Central Pacific Financial Corp. (2002-9/2004); Chairman, President and Chief Executive Officer, Central Pacific Bank (2002-9/2004)
		61	2002	2010

BLANGIARDI, Richard J.	President and General Manager, HITV Operating Co., Inc. dba KGMB9 (6/2007-present) (television); Senior Vice President and General Manager, Emmis Operating Company (2002-6/2007) (television)	60	2003	2009

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the Company(1)	Term Expires
CAMP, Christine H. H.	President and Chief Executive Officer, Avalon Group, LLC (2002-present) (real estate consulting); Managing Director, Avalon Development Company LLC (1999-present) (real estate development)	41	2004	2010

HIROTA, Dennis I., Ph.D.	President, Sam O. Hirota, Inc. (1986-present) (engineering)	67	1980	2010

HONBO, Clayton K., M.D.	Retired; Doctor of Obstetrics and Gynecology (medical)	70	1999	2009

KOSASA, Paul J.	President and Chief Executive Officer, MNS, Ltd., dba ABC Stores (1999-present) (retail)	50	2002	2009

KURISU, Duane K.	Chairman and Chief Executive Officer, aio, LLC, dba aio Group (2002-present) (publishing/investing); Partner, Kurisu and Fergus (1985-present) (real estate investment)	54	2004	2008

MIGITA, Ronald K.	Chairman, Central Pacific Financial Corp. and Central Pacific Bank (9/2004-present) (bank holding company); Chairman, City Bank (9/2004-2/2005); Director, Chief Executive Officer and President, CB Bancshares, Inc. (1997-9/2004) (bank holding company); Vice Chairman and Chief Executive Officer, City Bank (1997-9/2004)	66	2004	2010

SAYAMA, Mike K., Ph.D.	Vice President, Hawaii Medical Service Association (1997-present) (health care insurer)	53	2004	2009

YAMASATO, Maurice H.	President, Yamasato, Fujiwara, Higa & Associates, Inc. (1987-present) (architecture)	65	2004	2010

YOSHIMURA, Dwight L.	Senior Vice President and Senior General Manager, GGP Limited Partnership (1991-present) (retail)	53	2004	2009

Named Executive Officers(3)

CHINN, Curtis W.	Executive Vice President, Central Pacific Financial Corp. (4/2006-present); Executive Vice President and Chief Risk Officer, Central Pacific Bank (12/2006-Present); Executive Vice President and Chief Credit Officer, Central Pacific Bank (1/2006-12/2006); Senior Vice President & Commercial Banking Division Manager, Central Pacific Bank (3/2003-1/2006)	52	2006	N/A

FUJIMOTO, Blenn A.	Vice Chairman, Central Pacific Financial Corp. (4/2006-present); Vice Chairman, Hawaii Market, Central Pacific Bank (1/2006-present); Executive Vice President, Hawaii Market, Central Pacific Bank (9/2004-12/2005); Executive Vice President, Hawaii Market, City Bank (9/2004-2/2005); Executive Vice President and Chief Financial Services Officer, Central Pacific Bank (2002-9/2004)	49	2006	N/A

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the Company(1)	Term Expires
HIRATA, Dean K.	Vice Chairman and Chief Financial Officer, Central Pacific Financial Corp. (4/2006-present); Vice Chairman and Chief Financial Officer, Central Pacific Bank (1/2006-present); Executive Vice President and Chief Financial Officer, Central Pacific Financial Corp. (9/2004-4/2006); Executive Vice President and Chief Financial Officer, Central Pacific Bank (9/2004-12/2005); Executive Vice President and Chief Financial Officer, City Bank (2002-2/2005); Senior Vice President and Chief Financial Officer, CB Bancshares, Inc. (1999-9/2004) (bank holding company)	50	2004	N/A

ISONO, Denis K.	Executive Vice President, Operations and Services, Central Pacific Financial Corp. and Central Pacific Bank (9/2004-present); Executive Vice President, Operations and Services, City Bank (9/2004-2/2005); Executive Vice President and Chief Operations Officer, Central Pacific Bank (2002-9/2004)	56	2002	N/A

(1)
All directors of the Company are also directors of the Bank. Dates prior to the formation of the Company in 1982 indicate the year first appointed director of the Bank. Dr. Hirota commenced service as a director of the Company on February 1, 1982, the date of formation of the Company. Dr. Hirota served as a director of the Company until April 23, 1985 when the Company’s shareholders adopted a classified Board and reduced the number of directors to nine (9). However, Dr. Hirota continued to serve on the Bank’s Board until he was reelected to the Company’s Board in 1986. Dr. Honbo has been a director of the Bank since 1986. Mr. Kosasa has been a director of the Bank since 1994. Mr. Arnoldus has been a director of the Bank since 2002. Mr. Blangiardi and Ms. Hedberg have been directors of the Bank since 2003. Ms. Camp, Ms. Rose, Mr. Kurisu, Mr. Matsumoto, Mr. Migita, Dr. Sayama, Mr. Yamasato and Mr. Yoshimura have been directors of the Bank since 2004.  Mr. Fry has been a director of the Bank since 2005.

(2)	Mr. Kurisu will be serving through the end of his current term and has chosen not to be considered as a nominee.

(3)	The following includes information regarding all the Named Executive Officers except for Mr. Arnoldus, whose information is included in this table under the section heading “Directors.”

CORPORATE GOVERNANCE AND BOARD MATTERS

During the fiscal year ended December 31, 2007, the Board held a total of seven (7) meetings, including monthly, annual and special meetings. Each person who was a director of the Company during year 2007 attended at least seventy-five percent (75%) of the total number of such Board meetings and seventy-five percent (75%) of the total number of meetings held by all committees of the Board on which he or she served during the year. The Company expects directors to attend the annual meetings of shareholders. Fourteen (14) out of fifteen (15) directors attended last year’s annual meeting of shareholders.

The Board has four (4) standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and an Executive Committee.

The following table sets forth the members of the Board as of the date of this Proxy Statement and the committees of the Board on which they serve.

Name of Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Executive Committee
Non-Employee Directors:
Richard J. Blangiardi		*	VC
Christine H. H. Camp	*			*
Earl E. Fry	C			*
B. Jeannie Hedberg	VC
Dennis I. Hirota			*
Clayton K. Honbo		*
Paul J. Kosasa		*
Duane K. Kurisu			*	*
Colbert M. Matsumoto		C	*	*
Ronald K. Migita				C
Crystal K. Rose			C	*
Mike K. Sayama	*
Maurice H. Yamasato	*
Dwight L. Yoshimura		VC

Employee Directors:
Clint Arnoldus				*

* = Member
C = Chair
VC = Vice Chair

Ms. Rose, Chair of the Corporate Governance & Nominating Committee, has been chosen by the Board to serve as the presiding director for all meetings of the non-management directors in executive sessions. In Ms. Rose’s absence, Mr. Blangiardi, Vice Chair of the Corporate Governance & Nominating Committee, has been chosen by the Board to preside over these sessions of the Board.

Interested parties may communicate directly with the presiding director or with the non-management directors as a group, by writing to: Crystal K. Rose, Bays Deaver Lung Rose & Holma, 1099 Alakea Street, 16th Floor, Honolulu, Hawaii 96813. Alternatively, concerns may be made known and communicated directly to the presiding director or to the non-management directors as a group, through procedures set forth in the Company’s Complaint Policy which is available on the Company’s website (www.centralpacificbank.com).

Audit Committee

The Audit Committee held nine (9) meetings during year 2007. The responsibilities of the Audit Committee are described below under the subheading “Report of the Audit Committee.” The Audit Committee operates under a Charter adopted by the Board.  The Charter of the Audit Committee is available on the Company’s website (www.centralpacificbank.com), and is also available in print upon request (submit request for copies of the Charter to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811).  The members of the Company’s Audit Committee are Earl E. Fry (Chair), B. Jeannie Hedberg (Vice Chair), Christine H. H. Camp, Mike K. Sayama and Maurice H. Yamasato, each of whom is “independent” within the meaning of the listing standards of the NYSE and the rules of the SEC. The Board has also determined that each member is financially literate, as such qualification is defined under the rules of the NYSE, and that Mr. Fry, Ms. Hedberg and Ms. Camp have accounting or related financial management expertise, as such qualification is defined under the rules of the NYSE, and that Mr. Fry, Ms. Hedberg and Ms. Camp are “audit committee financial experts” within the meaning of the rules of the SEC. No member of the Audit Committee serves on the audit committee of any other publicly registered company.

Pursuant to the Company’s Audit Committee Charter, the Audit Committee reviews and evaluates all related party transactions that are material to the financial statements pursuant to the Company’s Policy Regarding Transactions with Related Persons, and determines conflicts of interest pursuant to the Company’s Code of Conduct & Ethics and pursuant to its Code of Conduct & Ethics for Senior Financial Officers.  In addition, certain loans to directors and executive officers and their related interests are subject to the lending restrictions set forth in Federal Reserve Board Regulation O and the lending policies and procedures of the Bank.  Each director and executive officer is required to report to the Company, transactions with the Company in which they have an interest.

Compensation Committee

The Compensation Committee held eight (8) meetings during year 2007. The Compensation Committee’s primary purpose is to assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executive officers by evaluating and recommending to the Board approval of executive officer benefit, bonus, incentive compensation, severance, equity-based or other compensation plans, policies and programs of the Company and providing an annual report on executive compensation for inclusion in the Company’s proxy statement. The functions of the Compensation Committee are further described in “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS” below, under the subheading “Compensation Discussion and Analysis.” The Charter of the Compensation Committee is available on the Company’s website (www.centralpacificbank.com), and is also available in print upon request (submit request for copies of the Charter to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811). The members of the Company’s Compensation Committee are Colbert M. Matsumoto (Chair), Dwight L. Yoshimura (Vice Chair), Richard J. Blangiardi, Clayton K. Honbo and Paul J. Kosasa, each of whom is “independent” within the meaning of the listing standards of the NYSE, is a “nonemployee director” within the meaning of Rule 16b-3 of the Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee held eight (8) meetings during year 2007. The Corporate Governance and Nominating Committee is responsible for promoting the best interests of the Company and its shareholders through the implementation of sound corporate governance principles and practices, including identifying individuals qualified to become Board members, recommending nominees for directors of the Company, reviewing the qualifications and independence of the members of the Board and its committees, reviewing and monitoring the Company’s Corporate Governance Guidelines, monitoring the Board’s and the Company’s compliance regarding changes in corporate governance practices and laws and leading the Board in its annual review of the performance of the Board. The Charter of the Corporate Governance and Nominating Committee and the Company’s Corporate Governance Guidelines are available on the Company’s website (www.centralpacificbank.com), and are also available in print upon request (submit request for copies of the Charter or Guidelines to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811). The members of the Company’s Corporate Governance and Nominating Committee are Crystal K. Rose (Chair), Richard J. Blangiardi (Vice Chair), Dennis I. Hirota, Duane K. Kurisu and Colbert M. Matsumoto, each of whom is “independent” within the meaning of the listing standards of the NYSE.

Executive Committee

The Executive Committee held two (2) meetings during year 2007.  The Executive Committee provides an efficient means of considering such matters and taking such actions as may require the attention of the Board or the exercise of the Board’s powers or authority in the intervals between meetings of the Board and typically when the majority of the Board and its directors are generally unavailable. The Executive Committee is authorized to have and exercise all the powers of the Board in the management of the business and affairs of the Company while the Board is not in session, not in conflict, however, with any prior directions given, decisions made, or actions taken by the Board, and provided, further, that the Committee should only consider meeting when the majority of the Board and its directors are generally unavailable, or otherwise as may be permitted by the Board or by the Board approved and adopted Executive Committee Charter, such as, for example, to perform such other duties and responsibilities as may be requested by the Board. The members of the Executive Committee are Ronald K. Migita (Chair), Clint Arnoldus, Christine H.H. Camp, Earl E. Fry, Duane K. Kurisu, Colbert M. Matsumoto, and Crystal K. Rose.

Director/Executive Officer Stock Ownership Guidelines

On January 30, 2008, the Board reviewed and readopted the Company’s Stock Ownership Guidelines applicable to all directors and executive officers of the Company and the Bank.  The Guidelines generally provide that: (i) any non-management Company or Bank director should own, within five (5) years, Company Common Stock having a market value equal to five (5) times the director’s annual cash retainer; (ii) that the Chief Executive Officer and President of the Company or Bank should own, within five (5) years, Company Common Stock having a market value equal to four (4) times his annual base salary; (iii) that any Vice Chairman (officer/non-director position) of the Company or Bank should own, within five (5) years, Company Common Stock having a market value equal to three (3) times his annual base salary; and (iv) that any Executive Vice President of the Company or Bank should own, within five (5) years, Company Common Stock having a market value equal to two (2) times his/her annual base salary.  For those directors and executive officers who were serving as of the date of the initial adoption of the Guidelines on July 27, 2005, they have until August 1, 2010 to accumulate the amount of Common Stock set forth in the Guidelines as applicable to their position.  For any director or executive officer appointed after August 1, 2005, they have five (5) years from the date of their appointment to accumulate the amount of Common Stock set forth in the Guidelines as applicable to their position.

Equity Grant Guidelines

On January 30, 2008, the Board reviewed and readopted (with minor changes) the Company’s Equity Grant Guidelines applicable to all grants of Company equity whether in the form of Company stock, stock options, or other forms of equity grants, made by the Company to directors, officers or employees of the Company or any of its subsidiaries.  The Guidelines set forth the process by which grants will be made, to include how grants will be approved, when grants will be made, and how grants will be documented.

Director Independence and Relationships

The Board has determined, in accordance with our Standards Regarding Director Independence, that all of the members of the Board who are not also officers or employees of the Company or any of its affiliates, are “independent” within the meaning of the rules of the NYSE, with the exception of Ronald K. Migita.  Mr. Migita’s prior merger-related employment agreement ended on September 15, 2006, and therefore assuming no other independence issues arise, Mr. Migita is expected to become independent on September 15, 2009.  All of the directors, other than Clint Arnoldus, are non-employee directors. All committees of the Board are comprised solely of independent directors, with the exception of the Executive Committee in which however, five (5) of seven (7) of the members of the Executive Committee are independent directors.  A copy of our Standards Regarding Director Independence is attached as Appendix A to this Proxy Statement.

With respect to those directors who were determined independent by the Board, the following transactions, relationships and arrangements were considered by the Board in its determination of a director’s independence and none were found to be material:

During year 2007, the following directors either directly and/or indirectly through companies in which they have a business interest or affiliation, received and/or had outstanding loans with the Bank:  Richard J. Blangiardi, B. Jeannie Hedberg, Dennis I. Hirota, Clayton K. Honbo, Paul J. Kosasa, Colbert M. Matsumoto, Crystal K. Rose, Mike K. Sayama, and Maurice H. Yamasato.

During year 2007, the following directors either directly and/or indirectly through companies in which they have a business interest or affiliation, opened and/or maintained deposit, trust, investment and/or other banking accounts with the Bank:  Richard J. Blangiardi, Christine H. H. Camp, Earl E. Fry, B. Jeannie Hedberg, Dennis I. Hirota, Clayton K. Honbo, Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto, Ronald K. Migita Crystal K. Rose, Mike K. Sayama, Maurice H. Yamasato, and Dwight L. Yoshimura.

During year 2007, the following directors served on boards of non-profit, community, charitable and/or cultural organizations, which received monetary donations from the Bank:  Richard J. Blangiardi, Christine H. H. Camp, Clayton K. Honbo, Paul J. Kosasa, Colbert M. Matsumoto, Ronald K. Migita, Crystal K. Rose, Mike K. Sayama, Maurice H. Yamasato, and Dwight L. Yoshimura.

During year 2007, the following directors served on boards of companies that either directly or indirectly had business relationships with the Bank in the ordinary course of the Bank’s business, in which the directors had no involvement and which are on no more favorable terms than for other similarly situated matters:  Duane K. Kurisu, Colbert M. Matsumoto, Ronald K. Migita, and Crystal K. Rose.

During year 2007, the following directors served as officers of companies that either directly or indirectly had business relationships with the Bank in the ordinary course of the Bank’s business, in which the directors had no involvement and which are on no more favorable terms than for other similarly situated matters: Richard J. Blangiardi, Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto, and Mike K. Sayama.

Loans to Related Persons

The Bank, which is a wholly owned subsidiary of the Company, has made loans to directors and executive officers, their immediate family members, and companies in which they have an interest, in the ordinary course of its business as a bank, which loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and which loans do not involve more than the normal risk of collectibility or present other unfavorable features.

Policy Regarding Transactions with Related Persons

The Company has a Board approved written policy (“Policy Regarding Transactions with Related Persons”) which sets forth the process and procedures for the review, approval, ratification and disclosure of any transaction with a related person (“transaction” and “related person” being as defined by Item 404 of SEC Regulation S-K).  Transactions with related persons that affect a director’s independence are reviewed by the Company’s Corporate Governance & Nominating Committee.  Transactions with related persons that involve loans are reviewed by the Bank’s Board Senior Loan Committee.  All other transactions with related persons and all transactions with related persons that are material to the financial statements are reviewed by the Company’s Audit Committee.

Code of Conduct & Ethics

The Company is committed to promoting and fostering ethical conduct and sound corporate governance principles.  The Company has a Code of Conduct & Ethics applicable to all employees, officers and directors of the Company. In addition, the Company also has a supplemental Code of Conduct & Ethics For Senior Financial Officers, which is applicable to the Chief Executive Officer, President, Chief Financial Officer, Controller, any other principal financial officer or principal accounting officer and any other person fulfilling and/or performing any similar role, function or capacity.  Both of the aforementioned Codes of Conduct & Ethics are available on the Company’s website (www.centralpacificbank.com), and are also available in print upon request (submit request for copies of the Codes of Conduct & Ethics to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811).

Director Nomination Process

Director Qualifications. The Corporate Governance and Nominating Committee is responsible for reviewing the qualifications and independence of director nominees in accordance with the criteria set forth in the Company’s Corporate Governance Guidelines. The general criteria considered include qualification as independent, diversity, age, skills, experience and other relevant considerations in the context of the needs of the Board.

Identifying and Evaluating Nominees. The Board seeks to identify candidates for director positions that are best qualified and suited to meet the needs of the Company and to present these candidates for shareholder approval, as and when director positions become open and available. The Corporate Governance and Nominating Committee will first identify, review, evaluate and recommend to the Board, nominees for director positions. The Board will then vote whether or not to recommend such nominees to the Company’s shareholders for election.

In identifying potential director nominees, the Corporate Governance and Nominating Committee will search within the State of Hawaii and may search outside the State of Hawaii for any potential director candidates, and in this regard, may utilize the services of a professional search firm. While the same general criteria set forth above shall be applied in evaluating a candidate’s qualifications, it is difficult to enumerate all of the attributes, skills and qualities that the Corporate Governance and Nominating Committee and/or Board may, at any given point in time, determine, consider and value in evaluating, selecting and recommending director nominees. Accordingly, the Corporate Governance and Nominating Committee and the Board exercise their discretion and consider any circumstances, experiences, attributes, skills, qualities, and factors applicable to any director nominee with the intent and purpose of having the best qualified and best suited directors serving on the Board at all times, as well as ensuring that the Board as a whole is diverse and well rounded. The Board may enlist the services of a third party to conduct a background check or other investigation in order to determine whether a candidate meets any criteria.

Shareholder Nominees. In accordance with the policies set forth in the Company’s Corporate Governance Guidelines and the Company’s Bylaws (as amended), the Corporate Governance and Nominating Committee will consider properly submitted director nominees for election at the year 2009 Annual Meeting of Shareholders recommended by shareholders if such recommendations are received in writing not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the first anniversary date of the annual meeting for the preceding year, and comply with all other applicable requirements set forth in said Corporate Governance Guidelines and Bylaws (as amended).  Shareholder recommendations should be addressed to the Company’s Corporate Secretary, P.O. Box 3590, Honolulu, Hawaii 96811.

Announced Retirement of Clint Arnoldus from Executive and Board Positions.  On March 10, 2008, the Company announced the decision by Clint Arnoldus to retire as Chief Executive Officer, President and director, of both the Company and the Bank, on or before December 31, 2008.  The Board is in the process of commencing a search for a new Chief Executive Officer and President for the Company and the Bank, who may also in the interim and until the next election of the Class I directors with respect to the Company and until the next annual election of Bank directors with respect to the Bank, be appointed to the Board of the Company and/or the Bank to fill Mr. Arnoldus’ Board seat.  The Company has retained an executive search firm to assist in the search for, and identification, review and evaluation of, potential candidates for Mr. Arnoldus’ executive and Board positions.  The terms of Mr. Arnoldus’ retirement agreement with the Company are further described in the Compensation Discussion and Analysis.

Communications with the Board

Shareholders of the Company may send written communications directly to the Board, addressed to: Board of Directors of Central Pacific Financial Corp., 220 South King Street, 22nd Floor, Honolulu, Hawaii 96813. Any such communication may be directed to the attention of the Chairman of the Board or the Chair of any Board Committee (such as, for example, the Chair of the Audit Committee or the Chair of the Corporate Governance and Nominating Committee) or to the non-management or independent directors. Shareholders sending such communications should include the following in their written communication: (a) such shareholder(s) should identify himself/herself/itself/themselves and provide reasonably satisfactory proof of their ownership of the Company’s stock; (b) such shareholder(s) should state in reasonable detail and communicate with reasonable clarity and specificity their issue or concern; and (c) such shareholder(s) should include their contact information (at a minimum, phone number and address).  Shareholders who wish to communicate anonymously with the Board or any group of the Board should refer to the Company’s Complaint Policy.  However, nothing that is stated in this paragraph shall override any requirements imposed on any shareholder communications under the Company’s Articles of Incorporation (as amended) or Bylaws (as amended) or other governing documents or by any law, rule or regulation.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the U.S. Securities Act of 1933, as amended, or under the U.S. Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.

The Audit Committee is comprised of five (5) non-management directors and operates pursuant to a written charter that was readopted by our Board on January 30, 2008.  The charter is also available on our website at http://www.centralpacificbank.com.  During year 2007, the Audit Committee held nine (9) meetings, including one (1) executive session, six (6) private sessions with management, nine (9) private sessions with the independent auditors, and seven (7) private sessions with the Director of Internal Audit.  The Audit Committee’s primary purposes are to:  (a) assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; (b) decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) prepare this Report.  The Board has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE and the SEC.  The Board has also determined that each member is financially literate and that three (3) members have accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that the same three (3) members are “audit committee financial experts” within the meaning of the rules of the SEC, being Earl E. Fry, Chair of the Audit Committee, B. Jeannie Hedberg, Vice Chair of the Audit Committee, and Christine H. H. Camp.  The other members are Mike K. Sayama and Maurice H. Yamasato.  The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934, as amended.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing  the effectiveness of internal control over financial reporting.  The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors.  The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees adopted by the PCAOB.  The Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, as adopted by the PCAOB, and has discussed with the independent accountant the independent accountant’s independence.  All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof.

During year 2007, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter.  In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board that the audited financial statements of the Company for year 2007 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Respectfully submitted by the members of the Audit Committee of the Board:

Earl E. Fry, Chair
B. Jeannie Hedberg, Vice Chair
Christine H. H. Camp
Mike K. Sayama
Maurice H. Yamasato

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Ronald K. Migita	$230,200	n/a	n/a	n/a	$0	n/a	$230,200
Richard J. Blangiardi	$50,000	$20,032	n/a	n/a	$0	n/a	$70,032
Christine H. H. Camp	$57,600	$20,032	n/a	n/a	$0	n/a	$77,632
Earl E. Fry	$61,200	$20,032	n/a	n/a	$0	n/a	$81,232
B. Jeannie Hedberg	$51,000	$20,032	n/a	n/a	$0	n/a	$71,032
Dennis I. Hirota	$56,200	$20,032	n/a	n/a	$0	n/a	$76,232
Clayton K. Honbo	$49,200	$20,032	n/a	n/a	$0	n/a	$69,232
Paul J. Kosasa	$47,400	$20,032	n/a	n/a	$0	n/a	$67,432
Duane K. Kurisu	$57,000	$20,032	n/a	n/a	$0	n/a	$77,032
Colbert M. Matsumoto	$59,200	$20,032	n/a	n/a	$0	n/a	$79,232
Crystal K. Rose	$65,000	$20,032	n/a	n/a	$0	n/a	$85,032
Mike K. Sayama	$49,800	$20,032	n/a	n/a	$0	n/a	$69,832
Maurice H. Yamasato	$48,800	$20,032	n/a	n/a	$0	n/a	$68,832
Dwight L. Yoshimura	$52,800	$20,032	n/a	n/a	$0	n/a	$72,832

(1)
This column represents the compensation cost of stock awards for fiscal year 2007, calculated in accordance with Financial Accounting Standard (“FAS”) 123R, using the assumptions described in note 13 of the financial statements filed with our Form 10-K for the year ended December 31, 2007, beginning at page 73.  On March 14, 2007, each director (except Ronald K. Migita and Clint Arnoldus) was granted 558 shares of Common Stock with a grant date value of $35.90 per share, which equals the cost of the award calculated under FAS 123R.  There were no restrictions on the stock awards.

(2)
We maintain a Directors Deferred Compensation Plan.  Under the Directors Deferred Compensation Plan, deferred amounts are valued based on corresponding investments in certain investment funds offered by the Bank’s Trust Division which may be selected by the director.  No Plan earnings are considered to be “above-market” or “preferential”.

The Company and the Bank pay each of their non-management directors $800 per Board meeting attended and $600 per Board committee meeting attended.  In addition, the Company pays $10,000 annually to each non-management director, and the Bank pays $15,000 annually to each non-management director.  We pay the Chair of the Audit Committee (Mr. Fry) $12,000 annually, the Chair of the Compensation Committee (Mr. Matsumoto) $8,000 annually, and the Chair of the Corporate Governance and Nominating Committee (Ms. Rose) $8,000 annually.  In addition to Board and committee meeting fees, Mr. Migita’s fees include a $200,000 retainer for his role as Chairman of the Board.

We did not grant any stock options to directors during year 2007, and we do not provide any non-equity incentive compensation plans for our directors.  We did not provide any compensation to our directors other than as reported in the table, above.

Non-employee directors of the Company and the Bank have been eligible to participate in the Company’s 1997 Stock Option Plan and continue to be eligible to participate in the Company’s 2004 Stock Compensation Plan.  The Company has in recent years annually granted restricted Common Stock of the Company to non-employee directors of both the Company and the Bank.  In March 2007, the Company granted the equivalent of $10,000 of the Company’s Common Stock to each of the Company’s non-employee directors, and in addition, the equivalent of $10,000 of the Company’s Common Stock to each of the Bank’s non-employee directors (where an individual is both a director of the Company and the Bank, they received a total of $20,000 worth of the Company’s Common Stock).  However, for year 2008, the non-employee directors of both the Company and the Bank elected to waive all equity grants to them during 2008.  As a result, no non-employee directors will receive grants of equity during year 2008.

During year 1997, non-employee directors received a one-time grant of stock options to purchase, in the aggregate, 294,000 shares of Common Stock at an exercise price of $8.9375 per share.  Options vest at a rate of 3,000 shares per year until the earlier of the director’s retirement at age seventy (70) or ten (10) years from the date of grant.  As of December 31, 2007, all of these shares had vested.

The Company also maintains a Directors Deferred Compensation Plan, which became effective as of January 1, 2001 (amended in October 2006 to comply with the requirements of Section 409A of the Internal Revenue Code) and under which each non-employee director of the Company and the Bank may elect to defer all or a portion of his or her annual and/or chair retainer and meeting fees.  Under the Directors Deferred Compensation Plan, a participating director may elect from various payment alternatives, but full payout must occur by no later than the tenth (10th) anniversary of separation from service.  Under the Directors Deferred Compensation Plan, deferred amounts are valued based on corresponding investments in certain investment funds offered by the Bank’s Trust Division which may be selected by the director.  The Directors Deferred Compensation Plan is a nonqualified deferred compensation plan under which distributions are made from the general assets of the Company under the direction and oversight of the Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Set forth below is a discussion of the Company’s compensation policies for year 2007, applicable to the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and three (3) other most highly paid executives.  We refer to these five (5) executives as our Named Executive Officers (“NEOs”).

Compensation Philosophy and Objectives

The central principle of our compensation philosophy is that executive compensation should be aligned with shareholder value and determined primarily by our Company’s performance.  We designed our executive compensation program to:

•	Drive performance relative to our financial goals, balancing short-term operational objectives with long-term strategic goals;
•	Align executives’ long-term interests with those of shareholders by placing a significant portion of total compensation at risk, contingent on our performance;
•	Attract and retain the highly-qualified executives needed to achieve our goals, and maintain a stable executive management group;
•	Deliver compensation effectively, providing value to the executive at the least possible cost to us;
•	Allow flexibility in responding to changing laws, accounting standards, and business needs, as well as the constraints and dynamic conditions in the markets in which we do business; and
•	Facilitate the achievement of all cost and operational synergy objectives associated with the year 2004 merger with CB Bancshares, Inc.

Our compensation structure positions an executive’s total compensation at about the 70th percentile of a peer group of comparable, high-performing banks (discussed below under “Pay Level and Benchmarking”), assuming we perform at target levels.  The Compensation Committee believes this positioning is appropriate to attract and retain top-caliber talent in a competitive market and solidify our status as a preferred employer in the local Hawaii marketplace, and is comparable to the expected competitive positioning of our financial performance at target levels. The table below outlines our compensation philosophy with respect to the positioning of base salary and total direct compensation.

Compensation Philosophy in Relation to a Peer Group of High-Performing Banks
	Target		Maximum
Compensation	Percentile Rank of Pay Relative to Peers	Percentile Rank of Required Performance Relative to Peers	Percentile Rank of Pay Relative to Peers	Percentile Rank of Required Performance Relative to Peers
Salary	62nd	--	62nd	--
Total Direct*	70th	70th	85th	85th

* Total direct compensation is the sum of salary, annual incentives, and long-term incentives.

Our compensation program has multiple pay components, including:  a fixed annual salary, variable annual cash incentive pay, variable long-term cash incentive through year 2007 and long-term equity incentives, a 401(k) savings plan, executive retirement benefits for selected NEOs and other benefits.  We believe that a combination of pay components is essential to drive executives to achieve different goals.  We discuss each of these elements, and the role they play in our overall compensation structure, under “Compensation Framework” below.

Role of the Compensation Committee

The Compensation Committee of the Board oversees the design and administration of our executive compensation program.  Its primary purpose is to assist the Board in discharging the Board’s responsibilities relating to our executive officers’ compensation.  The Committee evaluates and recommends to the Board appropriate policies and decisions relative to executive officer compensation and benefits, including determination of performance and payout targets under the Company’ annual and long-term incentive plans.  It also oversees preparation of executive compensation disclosures for inclusion in our Proxy Statement.

The Charter of the Compensation Committee is available on our website (www.centralpacificbank.com), and is also available in print (submit request for copies of the Charter to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811).  As of December 31, 2007, the members of our Compensation Committee were Colbert M. Matsumoto (Chair), Dwight L. Yoshimura (Vice Chair), Richard J. Blangiardi, Clayton K. Honbo and Paul J. Kosasa. The Board has determined on the recommendation of the Corporate Governance and Nominating Committee that all members are “independent” within the meaning of the NYSE listing standards.

Interaction with Consultants

From time to time, the Compensation Committee seeks advice from outside experts in the executive compensation field.  The Committee has historically engaged a compensation consultant to provide input on both Board and executive compensation issues.  In year 2007, the Committee retained the compensation group of Clark Consulting to assist with several projects.  Since the initial engagement, Clark Consulting divested the compensation practice from other work performed for the Bank, which is now operating as a wholly independent and separate entity under the name Amalfi Consulting, LLC (“Amalfi Consulting”).

Amalfi Consulting's consultants report directly to the Compensation Committee and the Committee discusses, reviews, and approves all consulting projects performed by Amalfi Consulting.  The Compensation Committee periodically reviews the relationship with Amalfi Consulting and considers competitive proposals from other firms.  There were no other relationships between the Company and Amalfi Consulting in year 2007.  Clark Consulting continues to administer insurance policies on behalf of the Company and did so during year 2007.

In addition, in year 2007 the Corporate Governance and Nominating Committee considered our CEO’s performance as part of its review of our corporate governance practices.  As part of its review, this Committee received advice from Mr. Geri Forehand, Director of Strategic Services for Brintech, a management consulting firm specializing in the banking industry.  Mr. Forehand assisted the Committee in its review and provided advice regarding various corporate governance matters.  Mr. Forehand reported directly to the Corporate Governance and Nominating Committee. Mr. Forehand has also directly worked with executive management in the development of a long-term strategic plan for the Bank, and has served as facilitator for semi-annual strategic planning sessions between the Board and executive management. The Compensation Committee considered the recommendations of the Corporate Governance and Nominating Committee in making its year-end compensation determinations for our CEO.

Compensation Committee Activity and Key Initiatives During Year 2007

The Compensation Committee evaluates existing compensation program components on an ongoing basis to maintain the Company’s competitive position and to meet the goals of attracting, retaining, and motivating key executives.  In year 2007, the Compensation Committee met eight (8) times.  During year 2007, in response to an analysis of peer group practices and other data from banking industry surveys, the Compensation Committee implemented the following changes to our compensation program:

•
Overall Compensation Review for Executive Management – In coordination with Amalfi Consulting, the Compensation Committee reviewed the total compensation and benefits for the Company’s and the Bank’s executive management (including the five NEOs).  The Committee reviewed, among other pay components, base salary, annual incentives, long-term incentives and benefits.  As part of the review, the Committee completed the following items:

1.	Developed a new process for selecting peer group banks for compensation benchmarking purposes.

2.	Adjusted base salaries to maintain the market competitive position defined by the Bank’s compensation philosophy.

3.
Examined and modified our incentive/at-risk pay components, which are used to drive the strategic goals of the Bank, to maintain the competitive position of the Bank’s total direct compensation to market, and to solidify the Bank’s pay-for-performance philosophy.

•
Review of Annual Incentive Plan (“AIP”) – The Compensation Committee reviewed the payout levels and the Bank-wide performance measures for the year 2008 AIP.  The Compensation Committee did not modify award opportunity under the AIP, but did modify the performance measures used to align with the Bank’s current strategic needs.

•
Implementation and Design of New Long-Term Incentive Plan (“LTIP”) for year 2008 and beyond – The Compensation Committee worked with Amalfi Consulting to design and implement a new LTIP for the key executives.  The new plan incorporates the following features:

1.	Annual grants of equity vesting on performance measured over rolling three-year periods with acceleration features upon the occurrence of certain events.

2.	Awards consisting of a 50/50 split between stock-settled Stock Appreciation Rights (“SARs”) and Performance Shares with future long-term incentive awards more heavily weighted towards SARs.

3.	Adjustments to the payout amounts under the plan to focus executives on long-term goals and to meet the targeted total direct compensation levels outlined by the Bank’s compensation philosophy.

•
Updates to Agreements for Key Executives – In September 2007, employment agreements for three (3) of our NEOs expired.  The Company renewed these existing employment agreements on a month-to-month basis for Dean K. Hirata, Blenn A. Fujimoto, and Denis K. Isono under the original terms of their agreements.

The Compensation Committee worked with Amalfi Consulting to define the terms of new agreements for these executives, along with an additional agreement for Mr. Curtis Chinn. The new agreements provide for benefits solely within the context of a change-in-control.  These change-in-control agreements are intended to replace the previously existing employment agreements, which expired on March 31, 2008.

Details of the change-in-control agreements for the NEOs, other than Mr. Arnoldus, may be found in the “Employment and Change-In-Control Agreements” narrative following the Summary Compensation Table and Grant of Plan-Based Awards Table.

•
CEO Transition.  On March 10, 2008, Clint Arnoldus entered into an agreement with the Company which provides for his early retirement by December 31, 2008.  The agreement provides that Mr. Arnoldus will continue to serve as the President and Chief Executive Officer and a member of the Board until his retirement and will assist the Board in identifying and selecting a new CEO and achieving a smooth and seamless leadership transition.  Mr. Arnoldus’ compensation and benefits will continue to be governed by his employment agreement until his retirement, at which time he will be eligible for the benefits provided to him upon a termination without “Cause”.

Pay Level and Benchmarking

Benchmarking our compensation against peer companies in the banking industry is an important part of our executive compensation program.  We design our compensation structure to position an executive’s total direct compensation at about the 70th percentile of a peer group of comparable, high-performing banking companies, assuming we perform at expected target levels.  We use three (3) separate peer groups to (1) benchmark performance for stockholders and other investors (the “Investor Group”), (2) benchmark compensation (the “Compensation Group”), and (3) support strategic planning (the “Strategy Group”).

The intent is for each of these groups to have some level of overlap while still accomplishing each group’s unique purpose. Making these peer groups identical could undermine the purpose or usefulness of one or more groups.  For example, the Strategy Group includes private banks, which is appropriate for identifying best practices and performance benchmarks in banks with similar business models.  However, private banks are inappropriate for the Investor Group and the Compensation Group, since as a publicly-traded company the ownership structures and stakeholders’ expectations are different than private banks.  The Investor Group consists of the top ten (10) highest performing publicly traded banks, with assets between $5 - $10 billion, when measured on a five-year average return on equity (“ROE”).

Selection Criteria for the Company's Compensation Peer Group – We worked with Amalfi Consulting to develop a new process for peer group selection in year 2007 and selected the Compensation Group of twenty (20) banks based upon the following criteria:

1.	Compensation Group banks must be publicly-traded U.S. banks with executive compensation reported in public filings.

2.	Prior year annual assets must be between $3 billion and $11 billion.

3.	Once the list of banks was compiled based upon the criteria above, the list was narrowed to twenty (20) peers by selecting the highest ranked banks on the combination of the following metrics:

a)  three-year total shareholder return;

b)  three-year average return on average tangible equity (“ROATE”); and

c)  three-year average net interest margin.

Under these selection criteria, four (4) of the ten (10) organizations from the Investor Group were included in the year 2007 Compensation Group.

The Compensation Committee will review the Compensation Group’s composition on an annual basis and modify the group as necessary to ensure the Bank benchmarks the incentive plan goals against high performing banks on the relevant performance standards.

2007 COMPENSATION GROUP

					Total Assets	Total Return	ROATE	Net Interest Margin
					2006	3 Year(1)	3yr Avg	3yr Avg
	Company Name	Ticker	City	State	($000)	(%)	(%)	(%)
1	East West Bancorp, Inc.	EWBC	Pasadena	CA	10,823,711	34.8%	21.66%	4.15%
2	Bank of Hawaii Corporation	BOH	Honolulu	HI	10,571,815	28.5%	25.80%	4.32%
3	Whitney Holding Corporation	WTNY	New Orleans	LA	10,185,880	13.6%	15.69%	4.80%
4	First Midwest Bancorp, Inc.	FMBI	Itasca	IL	8,441,526	14.3%	24.89%	3.82%
5	Cathay General Bancorp	CATY	Los Angeles	CA	8,026,508	4.9%	23.70%	4.17%
6	Pacific Capital Bancorp	PCBC	Santa Barbara	CA	7,494,830	-2.0%	24.87%	5.39%
7	Umpqua Holdings Corporation	UMPQ	Portland	OR	7,344,236	32.7%	21.97%	4.75%
8	SVB Financial Group	SIVB	Santa Clara	CA	6,081,452	42.9%	16.83%	6.41%
9	First Community Bancorp	FCBP	San Diego	CA	5,553,323	66.2%	34.65%	6.21%
10	National Penn Bancshares, Inc.	NPBC	Boyertown	PA	5,452,288	4.8%	25.93%	3.81%
11	NBT Bancorp Inc.	NBTB	Norwich	NY	5,087,572	11.7%	19.48%	3.91%
12	Westamerica Bancorporation	WABC	San Rafael	CA	4,769,335	-4.0%	35.43%	4.85%
13	Prosperity Bancshares, Inc.	PRSP	Houston	TX	4,586,769	44.0%	32.40%	3.75%
14	Community Bank System, Inc.	CBU	De Witt	NY	4,497,797	0.2%	22.12%	4.18%
15	Sterling Bancshares, Inc.	SBIB	Houston	TX	4,117,559	34.6%	14.42%	4.64%
16	Hanmi Financial Corporation	HAFC	Los Angeles	CA	3,725,243	28.5%	27.52%	4.64%
17	BancFirst Corporation	BANF	Oklahoma City	OK	3,418,574	55.8%	16.86%	4.60%
18	Taylor Capital Group, Inc.	TAYC	Rosemont	IL	3,379,667	25.0%	19.33%	3.68%
19	S&T Bancorp, Inc.	STBA	Indiana	PA	3,338,543	20.5%	18.91%	3.97%
20	Frontier Financial Corporation	FTBK	Everett	WA	3,238,464	62.1%	19.71%	5.45%
	Average				6,006,755	25.9%	23.11%	4.58%
	25th Percentile				4,019,480	10.0%	19.22%	3.95%
	50th Percentile				5,269,930	26.7%	22.05%	4.46%
	75th Percentile				7,627,750	36.8%	25.83%	4.81%
	Central Pacific Financial Corp.	CPF	Honolulu	HI	5,487,192	45.8%	22.64%	4.56%
	Percentile Rank of Central Pacific to the Compensation Group				54%	85%	51%	51%

	(1) Three-year total shareholder return measured on June 12, 2007.

Role of Executives in Compensation Committee Deliberations

The Compensation Committee frequently requests the CEO to be present at Committee meetings to discuss executive compensation and evaluate the performance of both the Company and individual executives. Other executives may be requested to attend Committee meetings to provide pertinent financial or legal information. Executives in attendance may provide their insights and suggestions, but only independent Compensation Committee members may vote on decisions regarding changes in executive compensation to recommend to the full Board.

The CEO does not provide recommendations for changes in his own compensation. The Compensation Committee discusses the CEO’s compensation with him, but the Committee makes final deliberations and all votes regarding the recommendation of his compensation to the full Board in an executive session, without the CEO present. The Committee initiates any changes in the CEO’s compensation based on periodic market reviews and recommendations from Amalfi Consulting. For executives other than the CEO, the Committee uses the CEO’s proposals and input from outside advisors in making its recommendations to the full Board.

Compensation Framework

Mix of Compensation – We designed our compensation structure to place the majority of an executive’s direct compensation at-risk.  In addition, we have changed our long-term annual incentive plan for year 2008 to place increased importance on long-term goals and the proportion of compensation at-risk.  The tables below show the percentage of direct compensation (all compensation excluding perquisites and retirement benefits) allocated to fixed salary, as well as the annualized value of variable annual and long-term incentive components, at target and maximum performance levels.  For comparative purposes, these tables show allocations to direct compensation for both the year 2007 and year 2008 compensation structures.

Under the terms of Clint Arnoldus’ early retirement agreement with the Company he is not eligible to participate in the long-term incentive plan for 2008; however, he is entitled to the target payout of sixty percent (60%) of his salary under the annual incentive plan.  Therefore, the pay mix for Mr. Arnoldus in year 2008 is distinct from the other four (4) NEOs of the Company and reflects the terms of his early retirement.

Elements of Compensation – Our executive compensation program consists of the following components:

•	Salary—fixed base pay that reflects each executive’s position, individual performance, experience, and expertise.

•
Annual Cash Incentive—pay that varies based on performance against annual business objectives; we communicate the associated performance metrics, goals, and award opportunities (expressed as a percentage of salary) to the executives at the beginning of the year.

•	Long-Term Incentives—cash (through year 2007 only) and equity-based awards with values driven by performance over at least three (3) years.

•	401(k) Retirement Savings Plan— includes profit-sharing contributions and a matching company contribution within safe-harbor guidelines.

•	Executive Retirement Benefits—the CEO and the Vice Chairs have Supplemental Executive Retirement Plan (“SERP”) agreements.

•
Benefits and Other Compensation—includes perquisites, consistent with industry practices in comparable banking companies, as well as broad-based employee benefits such as medical, dental, disability, and life insurance coverage. Certain executives have vested participation in our frozen Defined Benefit Pension Plan, as discussed in the narrative following the Pension Benefits table.

Salary

We pay our executives cash salaries intended to be competitive and consider the executive’s experience, performance, responsibilities, and past and potential contribution to the Company. The objective of paying salary is to provide a base level of compensation to fairly reflect the executive’s job and scope of the role performed within the Company.  There is no specific weighting applied to the factors considered in setting the level of base salaries, and the Compensation Committee uses its own judgment and expertise in determining appropriate salaries within the parameters of our compensation philosophy and objectives. We target salaries at about the 60th to 65th percentile of the Compensation Group, with flexibility to reflect other market data and each executive’s situation. The salaries are at a lower comparative position (near the 62nd percentile) than total compensation with target incentives (about the 70th percentile), reflecting our philosophy of placing a significant portion of total compensation at-risk and linking it to performance.

In making salary decisions, the Compensation Committee also considers the positioning of projected total compensation with target-level performance incentives. Because we set incentive opportunities as a percentage of salary, changes in salary have an effect on total compensation. Before recommending salary increases to the Board, the Committee reviews the projected total compensation based on the proposed salaries.

Salary Adjustments Made in Year 2007 – Based upon the benchmarking of positions to the Compensation Group, the Committee adjusted NEO base salaries, except for Mr. Arnoldus’ base salary, effective July 1, 2007.  The adjustments reflect our goal of targeting base salaries for our NEOs, in the aggregate, at the 62nd percentile of the Compensation Group.  The following table provides the comparative position of the base salary of each NEO relative to the 62nd percentile of the Compensation Group:

Name	Position	Base Salaries Effective July 1, 2007	Company Base Salary to the 62nd Percentile of the Compensation Group
Clint Arnoldus	President & CEO	$630,000*	9%
Dean K. Hirata	Vice Chairman & CFO	$305,000	-3%
Blenn A. Fujimoto	Vice Chairman	$295,000	-7%
Curtis W. Chinn	EVP, Chief Risk Officer	$235,000	-3%
Denis K. Isono	EVP, Operations	$235,000	2%
Average Difference			0%

* Last salary increase effective January 1, 2006

Differences in individual NEO base salaries from the 62nd percentile of the Compensation Group reflect the Committee’s considerations of the various factors discussed above.

Annual Cash Incentives

We use annual incentives to focus executives’ attention on current strategic priorities and drive achievement of short-term corporate objectives. Under normal circumstances, we would have provided year 2007 awards under the terms of the 2004 Annual Executive Incentive Plan. Executives with the corporate title of Executive Vice President or above during year 2007, including all of the NEOs, are eligible to participate.  However, due to the Bank’s stock price performance and the general state of the financial services industry during year 2007, the NEOs agreed to forgo all compensation earned under the annual incentive plan.  The NEOs chose this unusual course of action to emphasize their commitment to the interests of the Bank’s shareholders and to support the Bank during this period of volatility in the financial services industry.  Although the NEOs chose to waive all payments related to the annual incentive plan for year 2007, we still provide details of the plan design and information on the amounts earned, but not paid, in the following discussion.

Year 2007 Annual Incentive Plan (“AIP”) – The AIP in place for year 2007 contained specific threshold, target, and maximum award opportunities as a percentage of salary for each executive. The threshold goals for the year 2007 AIP were about 95% of target-level performance, and maximum goals were about 120% of target.  The year 2007 awards were contingent primarily on corporate performance relative to goals for earnings per share (“EPS”), credit quality, and efficiency, with the target goal for each measure based primarily on the goals communicated to shareholders.

In the tables below, we detail the Bank-wide performance goals used for the CEO and the other four NEOs in year 2007, the weighting of each criteria, the difficulty of achieving each criteria, and the actual performance results related to these goals for year 2007.  Bank-wide goals and the weighting of these goals towards the measurement of performance were identical for the NEOs.  Bank-wide goals comprised 60% of the measurement of performance.

2007 Bank-Wide Performance Goals for the Annual Incentive Plan
Criteria	Unit	Performance Level			Difficulty of Goal Achievement	2007 Actual Bank Performance
		Threshold	Target	Maximum
EPS (Diluted)	Dollars	$2.70	$2.84	$3.40	Relative to Peers: The target goal for the Company is set above the 75th percentile of peer performance and the maximum was set at the 98th percentile of peer performance. As a result, performance expectations fall higher than the competitive position of award payouts. This is the most important goal, as it significantly impacts the other goals and is weighted the most heavily towards the measurement of performance.	$1.77
Credit Quality	Ratio	0.60%	0.31%	0.20%	Relative to Peers: Target performance expectations mirrors the positioning of compensation relative to Compensation Group. Target is set at the 53rd percentile and maximum at the 74th percentile of peer performance levels	0.74%
Efficiency	Ratio	53%	46%	44%	Relative to Peers: Target performance is at the 58th percentile, close to the desired positioning of compensation, and the maximum is set at the 60th percentile, somewhat below the corresponding positioning of compensation with maximum awards. This criteria is the least heavily weighted.	47.8%

We present the weighting of the Bank-wide performance goals applied to all of the NEOs in the following table.

2007 Weighting of Bank-Wide Performance Goals for the Annual Incentive Plan
Goal	Weighting of Goal
EPS (Diluted)	30%
Credit Quality	18%
Efficiency	12%
Total Weighting of Bank-Wide Goals	60%

The Compensation Committee selects department/individual performance goals appropriate to the role and responsibility of the NEO.  Under the plan for year 2007, the department/individual goals accounted for 40% of each executive’s overall performance assessment.  Under the structure and design of the AIP, the total amount earned by all five (5) NEOs was approximately $275,000.  However, as discussed above, the NEOs opted to forgo all compensation tied to the AIP for year 2007.  Therefore, both the Bank-wide and department/individual performance goals did not play a role in the determination of AIP payouts during year 2007.

Year 2007 Discretionary Incentive Payouts – For year 2007, the Board awarded a discretionary incentive payment to Denis K. Isono in recognition of his achievement in bringing the Bank out of a “Cease & Desist” order for Bank Secrecy Act related compliance issues. The payment amount totaled $46,000, or 19.6% of Mr. Isono’s base salary.

Year 2008 Annual Incentive Plan - During year 2007, the Compensation Committee reviewed the annual incentive plan and made modifications to the plan for year 2008.  Award opportunities under the year 2008 plan did not change relative to the award opportunities for the plan effective during year 2007.  The Committee, however, did modify the Bank-wide performance goals for the year 2008 plan.  The Committee set the Return on Average Assets (“ROAA”) and Net Interest Margin goals indexed to Compensation Group peers, and determined the Net Income and Net Charge-off Ratio based on budget and strategic plans. The Committee weighted each of the four measures evenly towards the assessment of performance with the sum of these measures contributing 60% towards the measurement of each executive’s overall annual performance.

2008 Bank-Wide Performance Measures for the Annual Incentive Plan
Performance Measures	Rationale for Selecting this Measure
Net Income	Focuses on achievement of a key budget goal. Excludes extraordinary and non-recurring items not reflected in the budget. Provides funding for the incentive program.
Return on Average Assets (ROAA)	Promotes profitability in line with high-performing banks. Measurement is less affected by changes in capital structure.
Net Charge-off Ratio	Focuses on the successful management of credit quality.
Net Interest Margin	The loan portfolio yield and the cost of funds should be in line with high-performing banks.

In addition to the Bank-wide performance measures, the Committee sets department/individual performance measures for each NEO.  These department/individual measures contribute 40% towards the measurement of each executive’s overall annual performance.  The Committee selects department/individual measures based upon strategic goals and the roles and responsibilities of each NEO.  In the past, the Committee has selected measures such as employee satisfaction, operating expense budget, loan growth, and the implementation of systems upgrades.  Below we provide the payout opportunity for the year 2008 annual incentive plan. These levels did not change from year 2007, except for Mr. Arnoldus, whose early retirement agreement entitles him to a year 2008 annual incentive plan payout at target.

Annual Incentive Plan: 2008 Opportunity
	Annual Incentives as a Percent of Base Salary
Executive	Threshold	Target	Maximum
Clint Arnoldus*	N/A	60%	N/A
Dean K. Hirata	40%	50%	75%
Blenn A. Fujimoto	40%	50%	75%
Denis K. Isono	36%	45%	70%
Curtis W. Chinn	36%	45%	70%

* Under the terms of his early retirement agreement, Mr. Arnoldus is entitled to receive the target amount and does not have a threshold or maximum opportunity.

Long-Term Incentives

We use long-term incentives (“LTIs”) to encourage ownership, foster retention, and align executives’ interests with the long-term interests of shareholders.  During the three-year period ending in year 2007, the Compensation Committee focused the long-term incentive plan (the 2005 LTIP) on executive retention and fostering achievement of goals important to the Bank during the three (3) years following our year 2004 merger with CB Bancshares, Inc.

2007 Plan Design and Payouts – The 2005 LTIP’s performance period covered years 2005 to 2007.  The Compensation Committee’s grant methodology for the 2005 LTIP included three types of awards: Performance Shares, Stock SARs and a Cash LTI. The Committee granted Performance Shares and Cash LTIs in year 2005, which are contingent upon achieving weighted goals over the three-year 2005 LTIP performance period. We granted Stock SAR opportunities in years 2005, 2006, and 2007.  We determined the amount of Stock SARs earned based upon performance for the grant year, and fully vest the awards on the third anniversary of the grant. The total potential award value for the 2005 LTIP’s three-year period was allocated equally to the three types of long-term incentives.

We set performance goals annually for each year under the 2005 LTIP’s performance period. We used EPS, credit quality, and efficiency for our performance measures. For clarity and consistency, the goals for years 2005, 2006, and 2007 were identical to the corporate goals used for the annual incentive awards in the corresponding year. The Compensation Committee retained the discretion to change long-term goals if it determined an adjustment was appropriate.

Performance Goals and Results for the 2005 – 2007 Long-Term Incentive Plan
Criteria	Performance Level Goals			Actual Bank Performance
	Threshold	Target	Maximum
2005
EPS (Diluted)	$2.33	$2.45	$2.94	$2.49(1)
Credit Quality Ratio	0.75%	0.50%	0.25%	0.48%
Efficiency Ratio	51%	49%	47%	50.5%
2006
EPS (Diluted)	$2.57	$2.71	$3.25	$2.64(1)
Credit Quality Ratio	0.75%	0.50%	0.25%	0.27%
Efficiency Ratio	50%	48%	46%	50.9%
2007
EPS (Diluted)	$2.70	$2.84	$3.40	$1.77(1)
Credit Quality Ratio	0.60%	0.31%	0.20%	0.74%
Efficiency Ratio	53%	46%	44%	47.8%

(1)  The actual Bank performance amounts noted above have been normalized to exclude the effects of certain non-recurring items. As a result of these adjustments, the amounts used to evaluate performance against our goals may differ from the amounts calculated in accordance with generally accepted accounting principles. In year 2007, the diluted EPS performance measurement amount was normalized to exclude the effects of a non-cash goodwill impairment charge totaling $48 million.

Weighting of Performance by Year for Long-Term Incentive Awards - The Compensation Committee weighted each year’s goals to reflect progression towards the three-year earnings targets, with year 2007 results weighted more heavily than years 2006 and 2005 results, as reflected in the table below.

Weighting of Performance by Year for Long-Term Incentive Awards
Year	Performance Shares	Stock SARs	Three-Year Cash LTI
2005	20%	33.3%	20%
2006	30%	33.3%	30%
2007	50%	33.3%	50%
3-Year Total	100%	100%	100%

Consistent with the grant methodology defined in year 2005 for the three-year integration period, we awarded only one type of long-term incentive in year 2007: SARs. However, because the other outstanding long-term awards made in year 2005 are contingent on performance through year 2007 we provide a description of all the long-term awards below.

Performance Shares. These are shares of restricted stock granted in year 2005 and that vest on March 15, 2008 if (1) the executive remains employed with us through the vesting date and (2) we achieve our performance goals relative to EPS, credit quality, and efficiency over the three-year period. Performance relative to threshold, target, and maximum goals for the award criteria will determine the number of shares that actually vest for each year of the three-year period. Upon vesting, the recipient is entitled to the full-value shares without any other obligation or restriction. The Committee believes Performance Shares align the recipient’s interests directly with those of shareholders and deliver the benefit of actual share ownership upon vesting. Grants of actual shares also facilitate the achievement of our stock ownership requirement (discussed later in this CD&A under “Stock Ownership Guidelines”). The grant of Performance Shares made in year 2005 covered the three-year period through year 2007, and we did not grant any additional LTI Performance Shares in years 2006 and 2007. Furthermore, Mr. Arnoldus was not eligible for this or any other form of equity-based compensation in year 2007. Mr. Arnoldus received a merger-related option grant in year 2004 with the stipulation that he would not be entitled to additional equity grants for at least three (3) years from the date of the merger. Consistent with this provision, the Committee did not award Mr. Arnoldus LTI Performance Shares in year 2005.

Cash Long-Term Incentive. The value of this cash award will be determined by performance over the three-year period from years 2005 to 2007. The award criteria are the same as for the other types of LTIs (EPS, credit quality, and efficiency), and each year’s results are weighted to reflect a gradual progression to the year 2007 earnings goal. This incentive device helps address the executives’ cash needs associated with the vesting of the other types of LTIs. It also protects a portion of the total long-term award from market factors affecting price but outside management control, while still focusing the executive on objectives over the three-year period. The award of Cash LTIs to NEOs in March 2005 was intended to cover the entire three-year period through year 2007, and we did not grant any additional Cash LTIs in years 2006 or 2007. This is the only form of LTI for which the CEO was eligible. With respect to long-term compensation, the Committee provided Mr. Arnoldus with a long-term incentive grant in year 2005 similar to what was provided to other executives. The agreement entitled him to a cash long term incentive payout in March 2008 if long-term performance goals are achieved. The Committee took into consideration the value of the merger-related option grant made to him in year 2004 when the amount of this cash award was determined.

SARs. Stock-settled SARs represent the right to receive the appreciation in stock price on a predetermined number of shares, with the total appreciation value paid in the form of stock. This long-term incentive device is similar to a traditional stock option in most respects, and it provides incentive for the recipient to increase the stock price from the date of grant. This is the only form of LTI that we granted to the NEOs, with the exception of Mr. Arnoldus, in year 2007. SAR grants include both a performance vesting provision and a service vesting provision. The SARs were granted on March 14, 2007, and performance in fiscal year 2007 (EPS, credit quality, and efficiency) determined the number of SARs that each executive earned at the end of the year. These earned SARs are then subject to a service condition and do not vest until the third anniversary of grant. If employed at the date of vesting, the executive will be entitled to any appreciation in stock price since the date of grant for each vested SAR. We made the final SAR grant under our 2005-2007 methodology and pursuant to our Bank’s Equity Grant Guidelines on March 14, 2007. We believe the blend of equity vehicles motivates officers to focus on the achievement of both annual and long-term goals. The annual SARs grants with three-year cliff-vesting also provide a retention incentive beyond early year 2008, when all other long-term incentives (the Cash LTI and the Performance Shares) are fully vested for the performance period years 2005 - 2007.

Summary of Performance and Awards for the 2005 LTIP – The table below provides the opportunity and actual payouts under the 2005 LTIP.  Along with the actual awards, we present a summary description of the performance levels achieved related to the plan criteria.

Total Long-Term Incentive for 2005-2007 as a Percentage of Annualized Salaries
Executive	Threshold	Target	Maximum	Actual Awards			Summary of Performance Achievement During Each 3-Year Measurement Period
				$ Amount	As a % of 2005 Base Salary	As a % of 2007 Base Salary
Clint Arnoldus	64%	80%	125%	$225,051	37%	35%
2005 – Target performance achieved, with 2 of 3 measures slightly above and 1 just below target.
2006 – Overall performance between threshold and target, with 1 of 3 measures near maximum and 2 measures between threshold and target.
2007 – Overall performance between threshold and target, with 2 of 3 measures below threshold and 1 measure just below target.

Dean K. Hirata	44%	55%	85%	$96,312	48%	36%
Blenn A. Fujimoto	44%	55%	85%	$93,731	48%	38%
Denis K. Isono	40%	50%	80%	$91,051	48%	42%
Curtis W. Chinn	40%	50%	80%	$36,077	22%	16%

After considering the weighting of all criteria, the Compensation Committee determined in the first quarter of year 2008 that the Bank’s performance on long-term incentive objectives for year 2007 was overall between threshold and target.  Therefore, the portion of grants that was contingent on performance in year 2007 vested at 18.97% of targeted amounts with respect to the performance conditions.  In early year 2007, the Compensation Committee determined that the long-term incentive objectives for year 2006 were achieved at a level between threshold and target.  The weighted performance of all criteria for year 2005 was just slightly ahead of target.  Therefore, the portions of long-term grants contingent on performance in year 2006 vested with respect to the performance conditions at a level between threshold and target, and just slightly ahead of target for year 2005.  Service vesting conditions on SARs continue to apply.

Other Long-Term Compensation Provided During Year 2007 – During year 2007, the Compensation Committee awarded a one-time grant of 7,500 incentive stock options to Mr. Chinn related to his promotion to EVP, Chief Credit Officer on January 25, 2006.  These awards were intended to make up for the shortfall in the number of SARs granted to Mr. Chinn in year 2006, which were based on his target opportunity level before his promotion.

New Long-Term Incentive Plan Design for Year 2008 and beyond – During year 2007, the Compensation Committee reviewed the 2005 LTIP and designed a new plan (the “2008 LTIP”) to address changes in the Bank’s long-term strategic goals.  The 2008 LTIP took effect in January 2008, and is different in a number of ways from 2005 LTIP.  Per the terms of his early retirement agreement, Mr. Arnoldus will not participate in 2008 LTIP grants.  Below we list some of the differences between the 2008 LTIP and the 2005 LTIP and the rationale for the differences.

Equity Awards Only –Under the 2008 LTIP, grants consist solely of Stock SARs and Performance Shares.  The LTIP grants are evenly split between the two forms of equity. These forms of equity provide the following advantages:

•	Stock SARs function in a similar manner to options, however since the Bank only issues shares to cover the appreciation of the stock this form is less dilutive than options.

•
Performance Shares provide a stronger link between executive performance and Bank goals than restricted stock on a time vesting schedule.  In addition, applying performance goals to the vesting helps the Bank fund the incentive program.

Increase in Award Opportunity – To meet our goal of targeting total compensation at the 70th percentile as outlined above in our “Compensation Philosophy and Objectives,” we increased the award opportunity under the 2008 LTIP relative to the 2005 LTIP.  While the Committee increased award opportunities under the 2008 LTIP, we did not increase award opportunities under the AIP for 2008.  The resulting changes shifted incentive pay opportunity towards the Bank’s longer-term strategic goals. The table below details the award opportunity under the 2008 LTIP.

Long-Term Incentive Plan Payout Levels (% of salary)
Executive	Threshold	Target	Maximum
Dean K. Hirata	72%	90%	135%
Blenn A. Fujimoto	72%	90%	135%
Denis K. Isono	56%	70%	105%
Curtis W. Chinn	56%	70%	105%

Annual Grants – The 2008 LTIP provides for annual award grants, with rolling three-year performance periods.  This granting methodology provides a means for the bank to assess long-term goals on an annual basis and tie the long-term compensation to these goals.  It also provides a way to balance out the effect of both unusually weak or strong performing years on an ongoing basis, maintaining the overall targets of the executive compensation package throughout the employment tenure of the executive.  Finally, the annual awards serve as a strong retention device by providing consistent levels of actively vesting grants subject to forfeiture upon certain employment termination scenarios.

Update to Performance Metrics – The Compensation Committee defined new measures for the 2008 LTIP to address the Bank’s strategic needs.  For year 2008, the Committee selected the single performance measure of stock price.  This measure creates a close alignment with shareholder’s interests and simplifies plan administration.  In the table below, we present the structure of the plan with respect to the goals on this measure.

2008 Long-Term Incentive Plan Performance Requirements and Impact on Awards
Type of Award	Level of Award Granted
	Threshold	Target	Maximum
Stock SARs	There is no award at a performance level below target. If the Bank fails to meet target the executive will not earn Stock SARs.
Stock price has to achieve the previous 12-month average stock price at least once during the 5 stock trading days immediately preceding  the end of the 3-year performance period, and it has to have hit that level for at least a 20 consecutive stock trading session during the 3-year performance period.

Stock price has to achieve an annualized 7.0% increase over the 3-year period from the 12-month average stock price from the date of grant, and it has to have hit that level for at least a 20 consecutive stock trading session during the 3-year performance period.

Performance Shares	1/3 of the target level of performance shares will vest with time on the third anniversary of the grant. This is strictly time vesting and will occur regardless of stock price performance.
Stock price has to achieve the previous 12-month average stock price at least once during the 5 stock trading days immediately preceding the end of the 3-year performance period, and it has to have hit that level for at least a 20 consecutive stock trading session during the 3-year performance period.

Stock price has to achieve an annualized 7.0% increase over the 3-year period from the 12-month average stock price from the date of grant, and it has to have hit that level for at least a 20 consecutive stock trading session during the 3-year performance period.

Review of Prior Amounts Granted and Realized. We intend to motivate and reward our executives to achieve superior future performance, so we do not currently consider prior stock compensation gains as a factor in determining future compensation levels.

401(k) Retirement Savings Plan

We sponsor a 401(k) Retirement Savings Plan (the “401(k) Plan”) pursuant to which we may make annual profit-sharing contributions (the “Profit Sharing Contribution”) as determined by the Board depending on our profitability during the year, subject to certain limitations on contributions under the Internal Revenue Code and the 401(k) Plan.

Employees with at least one year of 1,000 hours of service with us are eligible to participate in the profit sharing portion of the 401(k) Plan. In addition, participants must work at least 1,000 hours in the Plan year and be employed through the last day of the Plan year in which contributions are made, or have retired on or after Normal Retirement Date, died, or incurred a Permanent Disability during the Plan year in which they have worked at the rate of at least 20 hours of service per week between the first day of the Plan year and the date of retirement, death or Permanent Disability. The Profit Sharing Contribution is allocated among participating employees, including the NEOs, in the proportion which each participant’s compensation for the fiscal year bears to the total compensation for all participating employees for such year. Benefits attributable to Profit Sharing Contributions vest at a rate of twenty percent (20%) per year, and participants may receive distributions from their profit sharing accounts only upon retirement, termination of employment, attainment of age 59½, or financial hardship.

The Board makes its determination of the amount of the Profit Sharing Contribution based upon management’s recommendation at the end of the fiscal year. For year 2007, the Profit Sharing Contribution equaled two percent (2%) of our pre-tax (excluding the effect of the Profit Sharing Contribution expense) income normalized for a non-cash goodwill impairment charge, less the amount of cash dividends we paid during the fiscal year. In year 2007, our Profit Sharing Contribution was $953,962, which equaled 2.1% of total compensation paid to all participating employees for the year.

The Company also provides a match to all employees for their contributions under the 401(k) Plan.  The level of the match is within the Internal Revenue Code’s safe-harbor guidelines and does not exceed four percent (4%) of an employee’s annual salary.

Executive Retirement Benefits

We provide Supplemental Executive Retirement Plan (“SERP”) benefits to three (3) of the current NEOs as a part of their overall compensation package. The SERPs help support our objective of maintaining a stable, committed, and qualified team of key executives through the inclusion of retention and non-competition provisions. The Compensation Committee’s analyses of competitive positioning of total compensation takes into account the value of executive retirement benefits. We currently have SERP agreements with Messrs. Arnoldus, Hirata and Fujimoto. The SERPs are designed to retain our key executives and provide retirement benefits comparable to those in peer banking companies and the broader industry. For Mr. Arnoldus, the SERP benefit was negotiated at the time of our merger with CB Bancshares, Inc., and is not available if we terminate him with “Cause” or he voluntarily terminates without “Good Reason”. For Messrs. Hirata and Fujimoto, SERP benefits vest over ten (10) years beginning on July 1, 2005, with relatively low vesting increments initially to encourage retention: 0% vesting before four (4) years, 10% vesting per year in years four through six, 15% vesting per year in years seven and eight, and 20% vesting per year in years nine and ten. Mr. Hirata, however, will only be entitled to the SERP benefit if it is greater than the benefit of his pre-existing CB Bancshares, Inc., SERP benefit. If the Bank’s SERP provides a higher benefit, the CB Bancshares, Inc. SERP will no longer be in effect. Under no circumstances will Mr. Hirata receive benefits under both plans. Mr. Fujimoto is also entitled to benefits under our Defined Benefit Pension Plan. This plan was closed to new participants effective December 31, 2002. We provide additional details regarding our Defined Benefit Pension Plan and SERP arrangements in the narrative following the Pension Benefits table.

Other Compensation

The NEOs participate in our broad-based employee benefit plans, such as medical, dental, supplemental disability and term life insurance programs. All of the NEOs received an automobile allowance and fees for country club memberships. We also reimbursed Messrs. Arnoldus, Hirata, Fujimoto, and Isono for their spouses’ travel expenses, to the extent their respective spouses accompanied them on certain business trips. In addition, we paid fees for a home security system for Mr. Arnoldus. The total amounts of these benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table.  The Compensation Committee believes that these perquisites enhance the efficiency of our key executives and are consistent with industry practices in comparable banking companies. The Compensation Committee regularly reviews the perquisites we provide.

Target Total Executive Compensation

The following table shows the Company compared to the Compensation Group’s 62nd percentile of salary, and the Compensation Group’s 70th percentile of cash, direct, and total compensation using current salaries and annual incentive and long-term incentive payouts at the target award opportunity levels under the 2008 AIP and LTI plans.  Compensation comparisons are shown for salaries, total cash compensation (salary and annual cash incentives), total direct compensation (total cash + equity and long-term incentives) and total compensation (total direct + other compensation + retirement benefits).

Comparison of the Company to Compensation Group
	Salary	Total Cash Compensation (Salary + Annual Incentives)	Total Direct Compensation (Total Cash + Equity and Long-Term Incentives)	Total Compensation (Total Direct + Other Compensation + Retirement Benefits)
Target Percentile Rank to Peers	62nd Percentile	70th Percentile	70th Percentile	70th Percentile
Average Difference for all Five NEOs Between Company and Peers	0%	-11%	-7%	0%

Adjustment or Recovery of Awards

We have not adopted a formal policy regarding recovery, or “clawback”, of incentive awards in the event of misstated or restated financial results. However, our long-term incentive plan permits us to cancel or terminate outstanding awards for any reason (which would include misstated or restated financial results). In addition, Section 304 of the Sarbanes-Oxley Act provides the ability to recover incentive awards if we are required to restate our financial statements due to noncompliance with any financial reporting requirements as a result of misconduct. In that case, the CEO and CFO must reimburse us for (1) any bonus or other incentive- or equity-based compensation received during the twelve (12) months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of our securities during those twelve (12) months.

Timing of Equity Grants

The March 2007 SAR grant was made at the Committee’s regular March meeting and was not related to any release of material non-public information. On October 25, 2006, we adopted a formal policy regarding the equity grant process and related controls. The guidelines, which were reviewed and readopted (with minor changes) on January 30, 2008, are to help ensure that all equity grants are reported and disclosed correctly and accurately, are properly accounted for, and receive proper tax treatment. The grant guidelines are designed to avoid making regular grants during a regularly scheduled Company blackout period, to avoid having the timing of grant dates be affected by material nonpublic information, and to confirm the use of no less than the closing price of our stock on the grant date.

Stock Ownership Guidelines

On July 27, 2005, the Board adopted stock ownership guidelines applicable to all directors and executive officers of the Company and the Bank, which were reviewed and readopted (with minor changes) on January 30, 2008. The guidelines generally provide that: (i) any non-management Company or Bank director should own, within five (5) years, Company Common Stock having a fair market value equal to five (5) times the director’s annual cash retainer; (ii) that the CEO and President of the Company or Bank should own, within five (5) years, Company Common Stock having a fair market value equal to four (4) times his annual base salary; (iii) that any Vice Chairman (officer/non-director position) of the Company or Bank should own, within five (5) years, Company Common Stock having a fair market value equal to three (3) times his annual base salary; and (iv) that any Executive Vice President of the Company or Bank should own, within five (5) years, Company Common Stock having a fair market value equal to two (2) times his/her annual base salary.

Employment, Change-in-Control and Retirement Agreements

In connection with our merger with CB Bancshares, Inc., we entered into a separate employment agreement with each of (a) Clint Arnoldus, President, Chief Executive Officer and Vice Chairman of the Boards of the Company and the Bank, (b) Dean K. Hirata, Vice Chairman and Chief Financial Officer of the Company and the Bank, (c) Blenn A. Fujimoto, Vice Chairman, and (d) Denis K. Isono, Executive Vice President.  Each of these employment agreements was in effect for all of year 2007.  Agreements for Messrs. Hirata, Fujimoto and Isono expired in September, 2007 and were renewed on a month-to-month basis throughout the remainder of the year.  We selected the provisions for the employment agreements after reviewing competitive data and our executives’ agreements existing before the merger with CB Bancshares, Inc., and the agreement terms were designed to retain and motivate a stable, highly qualified executive team during the critical integration period after the merger.

As we move beyond the post-merger integration period, our strategic needs with respect to our agreements with management have changed.  Consequently, in March 2008 we offered change-in-control agreements with each of Messrs. Hirata, Fujimoto and Isono, as well as with Mr. Chinn.  The change-in-control agreements will succeed the individual employment agreements, which expired on March 31, 2008.  In general, the new change-in-control agreements include the same types of benefits for the executive for termination after a change-in-control, and the same types of post-termination non-competition and non-solicitation covenants, as were included in the employment agreements.  As of the date of this Proxy Statement, Messrs. Isono and Chinn have executed change-in-control agreements with the Company, while we are in the process of discussing agreements with Messrs. Hirata and Fujimoto.

In March, 2008, Mr. Arnoldus notified the Board of his intention to retire as President, CEO, and a member of the Board by December 31, 2008, and entered into an early retirement agreement with the Company.  The agreement provides that Mr. Arnoldus will continue to serve in his current capacities until his retirement, and will assist the Board in identifying and selecting a successor and achieving a smooth and seamless leadership transition.  Mr. Arnoldus’ compensation and benefits will continue to be governed by his employment agreement until his retirement, at which time he will be eligible for the benefits provided to him for termination without “Cause” under his old employment agreement.  Additional details regarding the change-in-control agreements and the early retirement agreement can be found in the narrative following the Summary Compensation Table and Grant of Plan-Based Awards Table, and amounts that may be due to the NEO under these agreements are described and quantified in “Potential Payments Upon Termination or Change in Control”.

Tax and Accounting Considerations

We consider tax and accounting implications in designing our compensation programs. For example, in selecting long-term incentive compensation elements, the Compensation Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. Under current accounting rules (i.e., Financial Accounting Standard 123R), we must expense the grant-date fair value of share-based grants such as restricted stock, performance shares, and SARs settled in our stock. The grant-date fair value is amortized and expensed over the service period or vesting period of the grant. In contrast, awards that are not share-based (e.g., phantom stock) are expensed based on a value that may fluctuate widely over the vesting period and is not fixed at grant date. In selecting appropriate incentive devices, the Compensation Committee reviews extensive modeling analyses and considers the related tax and accounting issues.  Section 162(m) of the Internal Revenue Code generally places a limit on the tax deduction for compensation in excess of $1 million paid to the chief executive officer and four most highly compensated executive officers of a corporation in a taxable year. Portions of each of the 2004 Annual Executive Incentive Plan and 2004 Stock Compensation Plan are intended to constitute “performance based compensation”, not subject to the Section 162(m) limits. The Committee has retained the flexibility, however, to pay non-deductible compensation, because it believes that doing so permits it to take into consideration factors that are consistent with good corporate governance and the best interests of our shareholders.

Conclusion

Our compensation structure reflects our commitment to link pay to performance, protect shareholder interests, and provide market-based compensation that will attract and retain highly talented executives critical to our success. The structure emphasizes at-risk incentive awards that vary with our financial results, links and the award criteria are based on achieving our strategic plan. The Compensation Committee evaluates our compensation program and its related components on an ongoing basis and makes adjustments to our compensation structure, consistent with our compensation philosophy and objectives, as the Committee determines to be appropriate to maintain the Company’s competitive position.  The Committee intends this Compensation Discussion and Analysis to provide full, transparent disclosure of what we believe to be a robust, carefully designed compensation structure designed to drive long-term shareholder value.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the U.S. Securities Act of 1933, as amended, or under the U.S. Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.

In performing its oversight role, the Compensation Committee has reviewed and discussed with executive management the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of SEC Regulation S-K. Based on this review and discussion, the Compensation Committee recommended to the Board that the year 2007 CD&A be included in this Proxy Statement. Respectfully submitted by the members of the Board Compensation Committee:

Colbert M. Matsumoto (Chair)
Dwight L. Yoshimura (Vice Chair)
Richard J. Blangiardi
Clayton K. Honbo
Paul J. Kosasa

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company is composed entirely of the following five (5) independent directors: Colbert M. Matsumoto (Chair), Dwight L. Yoshimura (Vice Chair), Richard J. Blangiardi, Clayton K. Honbo and Paul J. Kosasa.  None of the Compensation Committee members are or were former officers or employees of the Company.  Relationships that members of the Compensation Committee have had and/or maintain with the Company are described in the foregoing CORPORATE GOVERNANCE AND BOARD MATTERS, Director Independence and Relationships section.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation paid or earned by each of the NEOs for the fiscal year ended December 31, 2007.  The material terms of employment and change-in-control agreements to which some of the NEOs are a party are discussed in the “Employment and Change-In-Control Agreements” narrative following the Grants of Plan-Based Awards Table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Bonus ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value ($) (5)	All Other Compensation ($) (6)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Clint Arnoldus, Chief Executive Officer	2007	$630,000	n/a	n/a	$0	$37,600	$282,175	$33,374	$983,149
	2006	$630,000	n/a	n/a	$0	$421,576	$292,324	$48,858	$1,392,758
Dean K. Hirata, Vice Chairman, Chief Financial Officer	2007	$274,350	($4,137)	$27,164	$0	$9,486	$0	$25,465	$332,328
	2006	$243,700	$38,641	$12,571	$0	$145,738	$147,814	$41,978	$630,442
Blenn A. Fujimoto, Vice Chairman	2007	$257,850	($4,032)	$28,083	$0	$9,233	$19,298	$28,850	$339,282
	2006	$220,700	$37,611	$12,233	$0	$127,885	$362,316	$48,284	$809,029
Denis K. Isono, Executive Vice President	2007	$217,800	($3,909)	$27,312	$46,000	$8,976	n/a	$22,666	$318,845
	2006	$200,600	$36,561	$11,896	$0	$110,901	n/a	$32,534	$392,492
Curtis W. Chinn, Executive Vice President, Chief Risk Officer	2007	$224,750	$33,585	$21,807	$0	$3,557	n/a	25,128	$308,826
	2006	$214,500	$90,446	$2,463	$0	$101,090	n/a	$61,534	$470,033

1.
This column represents the financial statement expense recognized for the grants of Performance Shares computed in accordance with FAS 123R, using the methods and assumptions described in note 13 of the financial statements filed with our Form 10-K for the year ended December 31, 2007.  Pursuant to our Long-Term Incentive Plan, Performance Shares were granted April 29, 2005 at a grant date price of $27.50 and cover the period from years 2005 through 2007.  The Performance Shares will vest in March 2008 based on performance over the period from years 2005 through 2007.  Mr. Arnoldus did not receive a Performance Share award.  As of December 31, 2007, awards earned by each of the remaining NEOs were:  Mr. Hirata, 2,075 shares, Mr. Fujimoto, 2,019 shares, Mr. Isono, 1,963 shares, and Mr. Chinn, 777 shares.

The actual expense associated with the Performance Shares during year 2007 was less than the amount previously reported as a compensation expense for financial reporting purposes and in last year’s Summary Compensation Table. Therefore, a portion of the expense was reversed in year 2007 under FAS 123R for Messrs. Hirata, Fujimoto, Isono, and Chinn. Included in the value shown for Mr. Chinn is an expense amount related to the 3,000 shares of restricted stock he received as part of his promotion to Executive Vice President, Chief Credit Officer in January 2006. As a result of expanded responsibilities, Mr. Chinn’s title was subsequently changed to Executive Vice President, Chief Risk Officer.

2.
This column represents the financial statement expense recognized for the grant of SARs computed in accordance with FAS 123R, using the methods and assumptions described in note 13 of the financial statements filed with our Form 10-K for the year ended December 31, 2007.

Pursuant to our Long-Term Incentive Plan, SARs were granted in years 2005, 2006, and 2007. The number of SARs earned by each executive is based on performance in the corresponding fiscal year and is subject to three-year service vesting, so that earned SARs may not be exercised until three years after grant date. The following table shows the grant date, the grant price, the Black-Scholes grant date fair value, and the Black-Scholes input assumptions employed to value the SARs awards in each of the past three years.

Grant Date	Grant Price	Black-Scholes Grant Date Fair Value	Volatility	Risk-Free Rate	Expected Life	Dividend Yield
4/29/2005	$32.60	$7.86	24.4%	4.0%	6.4 years	2.4%
3/15/2006	$35.10	$10.67	34.4%	4.7%	6.5 years	2.4%
3/14/2007	$35.90	$10.49	31.7%	4.5%	6.5 years	2.8%

For Mr. Chinn only, the year 2005 SARs were granted on March 15, 2005 at an exercise price of $35.79 and a Black-Scholes grant date fair value of $9.33 per share calculated using the following Black-Scholes assumptions: volatility, 24.2%; risk-free rate, 4.3%; expected life, 6.5 years; and dividend yield, 2.2%.

The following table shows the number of SARs earned by each NEO in years 2005, 2006, and 2007.  Mr. Arnolus did not receive grants of SARs in any of the past three (3) years.

	Number of SARs Awards Earned Per Year
Name	2005	2006	2007
Clint Arnoldus	0	0	0
Dean K. Hirata	3,160	2,855	594
Blenn A. Fujimoto	3,075	2,778	578
Denis K. Isono	2,990	2,702	562
Curtis W. Chinn	1,165	1,053	439

The number of SARs granted to Mr. Chinn in year 2006 was based on his target opportunity level before his promotion during that year.  To make up for this shortfall, the Company granted 7,500 incentive stock options to Mr. Chinn on March 14, 2007 at a grant date price of $35.90.  The Black-Scholes grant date fair value of these awards was $11.40 per share, calculated using the following Black-Scholes assumptions: volatility, 33.1%; risk-free rate, 4.5%; expected life, 7.5 years; and dividend yield, 2.9%.

3.
Mr. Isono received a one-time discretionary cash award in year 2007 related to his work in leading the Bank out of a “Cease & Desist” order issued by its regulators, as described in the Compensation Discussion and Analysis.

4.
Messrs. Arnoldus, Hirata, Fujimoto, Isono, and Chinn were eligible to receive cash awards for performance in fiscal year 2007 under the terms of the 2004 Annual Executive Incentive Plan.  However, each of the NEOs has elected to waive these awards.  As a result, these executives have not received and will not receive payouts under the plan for year 2007 performance.  The values listed in this column for year 2007 include only the portion of the Cash Long-Term Incentive Awards (granted on April 29, 2005 and based on annual salaries at that time) earned in fiscal year 2007.

5.
We have SERP agreements with Messrs. Arnoldus, Hirata, and Fujimoto (“CPF SERPs”).  Mr. Hirata is also covered under a SERP that he originally entered into with CB Bancshares, Inc (the “CB SERP”) (described in the discussion following the Pension Benefits table).  The actuarial present value of accrued benefits in Mr. Hirata’s CB SERP and CPF SERP decreased $108,787 and $22,114, respectively, from years 2006 to 2007.  Mr. Fujimoto also participated in our Defined Benefit Pension Plan, which was frozen in year 2002.  We do not provide the NEOs with nonqualified deferred compensation opportunities.

6.
This column includes our incremental cost of perquisites, including an automobile allowance, country club dues, and Company contributions to the 401(k) Retirement Savings Plan for the NEOs.  For Messrs. Arnoldus, Hirata, Fujimoto, and Isono, this column also includes travel expenses for the NEO’s spouse when the spouse accompanies the NEO on business travel, and also includes the cost of home security for Mr. Arnoldus.  The table below shows 401(k) Company contributions, automobile allowance, and country club amounts for each NEO during year 2007.

Name	401(k) Retirement Savings Plan	Automobile Allowance	Country Club Dues
Clint Arnoldus	$9,000	$12,000	$11,060
Dean K. Hirata	$9,000	$8,400	$7,519
Blenn A. Fujimoto	$9,000	$8,400	$11,310
Denis K. Isono	$9,000	$8,400	$5,130
Curtis W. Chinn	$9,000	$8,400	$7,728

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value of Stock and Option Awards ($) (6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Clint Arnoldus		302,400	378,000	567,000
Clint Arnoldus	n/a				n/a	n/a	n/a		n/a	n/a	n/a
Dean K. Hirata		122,000	152,500	228,750
Dean K. Hirata	3/14/07				2,506	3,132	5,013		594	$35.90	$6,231
Blenn A. Fujimoto		118,000	147,500	221,250
Blenn A. Fujimoto	3/14/07				2,438	3,048	4,879		578	$35.90	$6,063
Denis K. Isono		84,600	105,750	164,500
Denis K. Isono	3/14/07				2,371	2,964	4,744		562	$35.90	$5,895
Curtis W. Chinn		84,600	105,750	164,500
Curtis W. Chinn	3/14/07								7,500(4)	$35.90	$85,500
Curtis W. Chinn	3/14/07				1,850	2,312	3,701		439	$35.90	$4,605

1.
Amounts in these columns represent the estimated future payouts for the year 2007 threshold, target, and maximum under the 2004 Annual Executive Incentive Plan.  Award opportunities as a percentage of salary for each NEO are described in the Compensation Discussion and Analysis.

2.
Amounts in these columns represent the estimated future payouts for the year 2007 SAR grants.  SARs represent one-third of the Long-Term Incentive opportunity.  Total Long-Term Incentive award opportunities as a percentage of salary for each NEO are described in the Compensation Discussion and Analysis.  The March 14, 2007 SARs grant included both a performance and service vesting provision.  Performance in fiscal year 2007 determined the number of SARs that each executive earned, and these SARs will vest with respect to service on March 14, 2010.

3.	Amounts in this column represent the number of SARs earned in year 2007 based on performance during the year.

4.
On March 14, 2007, the Company granted Mr. Chinn 7,500 incentive stock options related to his promotion in January 2006.  These awards were intended to make up for the shortfall in the number of SARs granted to Mr. Chinn in year 2006, which were based on his target opportunity before his promotion.

5.	The grant price of the SARs and options granted March 14, 2007 was $35.90, the closing price of our Common Stock on the NYSE on that date.

6.
The grant value for the year 2007 SARs awards was $10.49 per share.  The grant date fair value of Mr. Chinn’s incentive stock options was $11.40 per share.  The following Black-Scholes assumptions were employed to value the SARS and options granted in year 2007:

Grant Type	Volatility	Risk-Free Rate	Expected Life	Dividend Yield
SARs	31.7%	4.5%	6.5 years	2.8%
Incentive Stock Options	33.1%	4.5%	7.5 years	2.9%

Employment and Change-In-Control Agreements

The following narrative summarizes the material terms of employment and change-in-control agreements with our NEOs.  Please see “Potential Payments upon Termination or Change-in-Control” for additional detail regarding payments under these agreements.

Mr. Arnoldus’ Employment Agreement and Early Retirement Agreement

Employment Agreement.  Mr. Arnoldus’ employment agreement provides for a minimum annual base salary of $600,000 with a minimum bonus target of 50% of his base salary.  Mr. Arnoldus’ current base salary is $630,000.  We may terminate Mr. Arnoldus’ employment at any time and Mr. Arnoldus may resign at any time.  If we choose to terminate Mr. Arnoldus’ employment for reasons other than “Cause” (as defined in his agreement) or if Mr. Arnoldus resigns for “Good Reason” (as defined in his agreement), we will be required to pay Mr. Arnoldus a lump sum cash payment equal to two (2) times the sum of his base salary and target bonus, and Mr. Arnoldus will become entitled to his SERP benefit.  In addition, we will be required to pay Mr. Arnoldus his accrued and unpaid compensation, a pro rata target bonus, continued health and welfare benefits for Mr. Arnoldus and his wife for life, relocation reimbursement and outplacement assistance, and the vesting of all of his equity awards will accelerate.  Mr. Arnoldus will be subject to  non-solicitation and non-competition covenants for the remainder of the term of his employment agreement.

In the event of a change-in-control, Mr. Arnoldus may voluntarily resign during the 60-day period following the sixth month after the change-in-control date.  If Mr. Arnoldus’s employment is terminated in anticipation of or following a change-in-control, he will be entitled to the same benefits he would have received had he been terminated without Cause or resigned for Good Reason except that his severance amount will be three (3) times base salary and target bonus.  He will also be entitled to payments to cover any excise tax liability (on an after-tax basis) under Section 4999 of the Internal Revenue Code with respect to his payments under the employment agreement.

Early Retirement Agreement.  As described in the Compensation Discussion and Analysis, Mr. Arnoldus’ early retirement agreement provides that upon his retirement from the Company, he is entitled to the same benefits as if his employment had been terminated by the Company for reasons other than Cause or if he resigned for Good Reason.  Mr. Arnoldus will be entitled to a year 2008 bonus at target ($378,000), and his SERP benefit will be calculated as if he remained employed through December 31, 2008.  Mr. Arnoldus will not participate in the 2008 LTIP.  All of Mr. Arnoldus’ outstanding stock options (which were all vested as of January, 2008) will remain exercisable in accordance with their terms.  Otherwise, the terms of Mr. Arnoldus’ employment agreement will remain in effect until he retires.

Mr. Hirata’s and Mr. Fujimoto’s Change-In-Control Agreements

The Company  is in the process of entering  into change-in-control agreements with each of Mr. Hirata and Mr. Fujimoto.  Based on the terms offered to Mr. Hirata and Mr. Fujimoto, each agreement initially runs for two (2) years and automatically renews on each scheduled expiration date unless the Company gives sixty (60) days notice.  If there is a “Change-in-Control” (as defined in the agreement), the agreement will automatically extend to the second anniversary of the Change-in-Control.

The agreements offered provide that if, within the two (2) years after a Change-in-Control, the Company terminates Mr. Hirata’s or Mr. Fujimoto’s employment without “Cause” or Mr. Hirata or Mr. Fujimoto resigns for “Good Reason” (each as defined in the agreement) we will be required to pay a cash payment equal to three (3) times the sum of the executive’s base salary and average bonus for the three (3) preceding years, and the executive will become entitled to his SERP benefit (discussed below in detail in “Material Terms of Pension Benefits”).  In addition, we will be required to pay any accrued and unpaid compensation and other accrued benefits, a pro rata bonus and the vesting of outstanding equity awards will accelerate.  Messrs. Hirata and Fujimoto will be subject to non-solicitation and non-competition covenants for two (2) years after such termination of employment.  Receipt of benefits under the agreements is conditioned on the NEO’s execution of a general release of claims in favor of the Company.

If, within two (2) years after a Change-in-Control, Mr. Hirata’s or Mr. Fujimoto’s employment is terminated due to death or Disability (as defined in the agreement), we will be required to pay Messrs. Hirata and Fujimoto any accrued and unpaid compensation and other accrued benefits, a pro rata bonus and the vesting of outstanding equity awards will accelerate.

Messrs. Hirata’s and Fujimoto’s cash severance amounts would be reduced if they became non-deductible under Section 280G of the Internal Revenue Code (the “Code”).  However, if the payment of the executive’s SERP benefit and equity acceleration were subject to Sections 280G and 4999, Messrs. Hirata and Fujimoto are eligible for gross-up payments to cover any excise tax liability (on an after-tax basis).

Messrs. Isono’s and Chinn’s Change-In-Control Agreements

The Company has entered into change-in-control agreements with each of Mr. Isono and Mr. Chinn.  The provisions of these agreements are substantially similar to the terms for agreements offered to Messrs.  Hirata and Fujimoto, described above.  However, neither of Messrs. Isono or Chinn participate in a SERP, and neither is eligible to receive tax gross-up payments to cover any excise tax liability under Section 4999 of the Code under any circumstance, and Mr. Isono’s and Mr. Chinn’s cash severance benefits would be reduced if they became non-deductible under Section 280G of the Code.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Option Vesting Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Clint Arnoldus	6,624	0		15.10	1/7/12	1/7/02
Clint Arnoldus	33,376	0		15.10	1/7/12	1/7/02
Clint Arnoldus	39,684	9,921		27.82	1/1/13	1/1/08
Clint Arnoldus	180,000	0		27.50	9/15/14	9/15/07
Dean K. Hirata	5,293	0		6.33	1/26/10	9/15/04
Dean K. Hirata	15,266	0		6.55	1/11/11	9/15/04
Dean K. Hirata	10,160	0		18.19	9/29/13	9/15/04
Dean K. Hirata							2,075	38,305
Dean K. Hirata		3,160		32.60	3/15/15	3/15/08
Dean K. Hirata		2,855		35.10	3/15/16	3/15/09
Dean K. Hirata		594		35.90	3/14/17	3/14/10
Blenn A.Fujimoto	13,200	0		13.08	11/7/10	11/7/05
Blenn A.Fujimoto	6,924	0		16.84	3/12/12	3/12/07
Blenn A.Fujimoto	10,353	2,588		27.82	1/1/13	1/1/04
Blenn A.Fujimoto							2,019	37,271
Blenn A.Fujimoto		3,075		32.60	3/15/15	3/15/08
Blenn A.Fujimoto		2,778		35.10	3/15/16	3/15/09
Blenn A.Fujimoto		578		35.90	3/14/17	3/14/10
Denis K. Isono	6,711	1,677		27.82	1/1/13	1/1/08
Denis K. Isono							1,963	36,237
Denis K. Isono		2,990		32.60	3/15/15	3/15/08
Denis K. Isono		2,702		35.10	3/15/16	3/15/09
Denis K. Isono		562		35.90	3/14/17	3/14/10
Curtis W. Chinn							777	14,343
Curtis W. Chinn		1,165		35.79	3/15/15	3/15/08
Curtis W. Chinn		1,053		35.10	3/15/16	3/15/09
Curtis W. Chinn							3,000(2)	55,380
Curtis W. Chinn		439		35.90	3/14/17	3/14/10
Curtis W. Chinn		7,500		35.90	3/14/17	3/14/10

1.	Represents earned stock awards. These shares vested March 15, 2008.

2.	Mr. Chinn’s Restricted Stock Awards vest at March 15, 2009.

3.	The market values of shares that have not vested is based on the closing stock price of the Company’s stock on December 31, 2007 of $18.46.

OPTION EXERCISES AND STOCK VESTED

Messrs. Arnoldus, Hirata, Fujimoto, Isono, and Chinn did not exercise any stock options or SARs during the fiscal year ended December 31, 2007.  In addition, no stock awards vested for any of the NEOs during the fiscal year ended December 31, 2007.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Clint Arnoldus	CPF SERP	4.0	2,520,651	0
Dean K. Hirata	CPF SERP	3.0	160,333	0
Dean K. Hirata	CB SERP	7.0	1,039,460	0
Blenn A.Fujimoto	CPF SERP	3.0	381,098	0
Blenn A.Fujimoto	Frozen Pension Plan	2.8	11,168	0
Denis K. Isono	n/a	n/a	n/a	n/a
Curtis W. Chinn	n/a	n/a	n/a	n/a

Material Terms of Pension Benefits

We currently have SERP agreements with Messrs. Arnoldus, Hirata, and Fujimoto.  SERPs are provided to the executives in order to retain and promote the NEO’s loyalty, diligence, and performance, and support the NEO’s economic security during retirement.

For Mr. Arnoldus, the SERP provides a lump sum payment equal to the actuarial equivalent of a joint and 100% survivor annuity payable for life and upon his death to his current spouse for life starting at age 65.  The annuity amount on which the SERP benefit will be based is equal to (A) the product of his years of service with us, up to a maximum of fifteen (15) years, multiplied by 3.33% of the average of his salary and bonus for the three (3) fiscal years preceding his termination, reduced by (B) the actuarial equivalent of his benefit under the Social Security Act and any other retirement benefits provided by us.

SERP benefits for Messrs. Hirata and Fujimoto vest over ten (10) years beginning on July 1, 2005, with relatively low vesting increments initially to encourage retention.  The following table illustrates the vesting schedule for these officers.

Years of Service	Cumulative Vesting Percentage
Less than 4 years	0%
4 years	10%
5 years	20%
6 years	30%
7 years	45%
8 years	60%
9 years	80%
10 years or more	100%

For Messrs. Hirata and Fujimoto, the SERP provides a benefit equal to an annuity payable for life starting at age 65.  The annuity amount on which the SERP benefit will be based is equal to (A) the product of his years of service with us multiplied by 3.25% of the average of his salary and bonus for the three (3) fiscal years preceding his termination, with a maximum benefit of 75% of final average compensation, reduced by (B) the actuarial equivalent of 50% of his benefit under the Social Security Act and any other retirement benefits provided by us.  The SERP is designed to provide an NEO with twenty (20) years of service a retirement benefit of 65% of the final three-year average of salary and bonus, reduced by other company-funded retirement benefits.  Mr. Hirata, however, will only be entitled to the CPF SERP benefit if it is greater than the benefit of his existing CB SERP.  If and when the new CPF SERP provides a higher benefit, the CB SERP will no longer affect the total benefit level.  Under no circumstances will Mr. Hirata receive benefits under both SERPs.

Mr. Hirata is entitled to the greater of (A) the new CPF SERP benefit calculated under the same terms as described above (years of service multiplied by 3.25% of salary and bonus for the three (3) fiscal years preceding termination) or (B) the benefit calculated under the terms of the CB SERP.  His benefits under the new CPF SERP are subject to the same 10-year vesting schedule described above for Mr. Fujimoto, beginning in year 2005, without vesting credit for prior participation in the CB SERP.  This approach provides a retention incentive and a comparable benefit to that of Mr. Fujimoto, without violating the terms or reducing the benefit of the existing CB SERP.  The new CPF SERP is projected to provide a higher benefit than the existing CB SERP after approximately twelve (12) additional years of service.

The benefit under the CB SERP is a life annuity equal to 65% of final average compensation, less 50% of his social security benefit and less any employer-funded pension benefits.  The 65% formula is reduced by 2.5% for each year of service less than twenty-five (25) years of service and increased by 2.5% for each year of service exceeding twenty-five (25) years of service (subject to a maximum adjusted percentage of 70%).  The final average compensation means the average base salary plus bonus for the five-year period preceding the executive’s termination of employment.

Mr. Fujimoto also participated in our Defined Benefit Pension Plan, which was frozen in December 2002.

The present values of accumulated benefits payable to each of the NEOs are determined using interest rate and mortality rate assumptions consistent with those used in our financial statements, except that the values in this proxy assume no pre-retirement death.

Potential Payments Upon Termination or Change-In-Control

Mr. Arnoldus’ employment agreement provides for payments upon termination of employment under various circumstances, including resignation, termination for Cause or termination associated with a change-in-control.  The prior employment agreements we had with Messrs. Hirata, Fujimoto and Isono have expired.  Mr. Chinn is not a party to an employment agreement with us.

We have entered into change-in-control agreements with Messrs. Isono and Chinn in March 2008, and we intend to have change-in-control agreements with Messrs. Hirata and Fujimoto, as discussed above in the “Employment and Change in Control Agreements” narrative following the Grants of Plan-Based Awards Table.  Although these agreements will be entered into after year 2007, we are presenting information in these tables as if they had been in effect to provide information indicative of the types of benefits our executives have in effect as of the date of this Proxy Statement.  For purposes of these change-in-control agreements, “Change-in-Control” generally means a merger, sale of assets, or change in Board membership resulting in the loss of a majority of the total voting power to new owners or new directors, or any outside person acquiring 25% or more of our outstanding shares.  All five NEOs participate in the Company’s 2004 Stock Compensation Plan, which provides accelerated vesting in the event of a Change-in-Control.  In addition, Messrs. Arnoldus, Hirata, and Fujimoto have SERP agreements which provide benefits upon various termination events.

Payments Upon Termination for Good Reason or Termination without Cause

If we terminate Mr. Arnoldus’ employment without Cause or if he terminates employment for “Good Reason,” then we will provide certain benefits to Mr. Arnoldus.  “Good Reason” generally means any material and adverse change in employment conditions, such as reduced compensation, and the term is defined in detail in the agreement.  As described above, Mr. Arnoldus will also be eligible for these payments and benefits under his early retirement agreement.  Mr. Arnoldus’ receipt of these payments and benefits is conditioned on his execution of agreements not to solicit our clients or employees, and not to compete with us, for the remaining term of his agreement (until his retirement).  Competition with us includes holding a five percent (5%) or greater interest in a competitive enterprise, and not serving as a director, officer, employee, partner, or consultant with a competitive enterprise in Hawaii.  “Competitive Enterprise” means Bank of Hawaii, First Hawaiian Bank, American Savings Bank, Finance Factors, or any business enterprise holding a twenty-five percent (25%) or greater interest in any of these companies.  Mr. Hirata, Mr. Fujimoto, and Mr. Isono have employment agreements that remained effective on a month-to-month basis after September, 2007.  These agreements expired on March 31, 2008.  After this date, these executive officers will not be covered under employment agreements and therefore will not receive payments or benefits beyond those generally available to other employees if they are terminated by the Company without Cause and a Change-in-Control has not occurred.

Payments Upon Termination for Cause or Resignation

If we terminate Mr. Arnoldus’ employment for Cause, or if he resigns, then we will pay Mr. Arnoldus his accrued compensation and benefits, including unpaid salary and unused vacation, and will provide reimbursement for any allowable, but unreimbursed business expenses.  Cause is defined in the NEO’s agreement and generally means willful misconduct or failure to perform the responsibilities under the terms of the agreement.  If they resign, Messrs. Hirata and Fujimoto are entitled to their vested SERP benefit, accrued through their termination date and payable at age 65.  Mr. Fujimoto is not yet vested in any benefit associated with resignation.  At December 31, 2007, the present value of Mr. Hirata’s total vested SERP benefit was $905,660.  No SERP benefits are payable to an officer upon termination of employment for Cause.

Payments Made Upon Termination Associated with a Change-in-Control

The table below estimates the benefits to which each NEO is entitled upon a Change-in-Control as of December 31, 2007, under the terms of Mr. Arnoldus’ employment agreement and the other NEOs’ change-in-control agreements, had these agreements been in effect as of December 31, 2007.  All benefits reported in the table, other than vesting of outstanding equity awards granted under the 2004 Stock Compensation Plan, would be provided only if an NEO’s employment is terminated without Cause or if the NEO resigns for Good Reason within two (2) years after a Change-in-Control.  Outstanding equity awards granted under the 2004 Stock Compensation Plan will vest upon a Change-in-Control, whether or not the NEO’s employment terminates.

Each NEO’s receipt of the payments and benefits reported in the table below is conditioned on the NEO’s execution of a general release of claims in favor of the Company, and adherence to the non-competition and non-solicitation covenants discussed above.

PAYMENTS MADE UPON TERMINATION ASSOCIATED WITH A CHANGE-IN-CONTROL

	Mr. Arnoldus (1)	Mr. Hirata (2)	Mr. Fujimoto (3)	Mr. Isono (4)	Mr. Chinn (5)
Accelerated Vesting of Long-term Incentives(6)	$225,050	$95,440	$92,882	$90,301	$35,768
Severance Benefit	$3,407,717	$561,523	$0	$778,589	$555,497
Incremental SERP Acceleration	$1,943,995	$654,617	$1,331,954	n/a	n/a
Excise Tax Gross-Up (7)	$1,366,768	$0	$584,621	n/a	n/a
Total	$6,943,530	$1,311,579	$2,009,456	$868,890	$591,266

1.	Mr. Arnoldus’s severance amount under his employment agreement is calculated as:
•	three times his base salary plus target bonus; plus
•	reimbursement for relocation of up to $250,000; plus
•	continuing medical benefits for the lives of Mr. Arnoldus and his spouse; and
•	reimbursement for outplacement services up to $50,000.

2.
Mr. Hirata’s severance benefit is calculated as three (3) times his base salary plus the average of the bonuses earned for the three (3) preceding years and is payable only to the extent that the total payments to him associated with a Change-in-Control are deductible under Section 280G of the Code.  Mr. Hirata was not an employee of the Company during all of year 2004; therefore, the severance benefit is calculated based on the average bonus paid to him in years 2005 and 2006 only.

Upon a Change-In-Control, Mr. Hirata is entitled to the greater of his benefits payable under either the CB SERP or the CPF SERP.  As of December 31, 2007, Mr. Hirata’s benefits under the CB SERP exceeded those of the CPF SERP.

Mr. Hirata is currently 100% vested in his CB SERP. As a result, the difference between the present value of the CB SERP benefit in the event of a Change-in-Control ($905,660) and the SERP benefit to which he is otherwise entitled upon termination as of December 31, 2007 ($1,560,277) is $654,617. In the absence of a Change-in-Control, Mr. Hirata’s SERP benefit is generally payable when he reaches age 65.

3.
Mr. Fujimoto’s severance benefit is calculated as three (3) times his base salary plus the average of the bonuses earned for the three (3) preceding years and is payable only to the extent that the total payments to him associated with a Change-in-Control are deductible under Section 280G of the Code.

The value of Mr. Fujimoto’s SERP is the difference between the present value of the SERP benefit in the event of a Change-in-Control ($1,370,272) and the SERP benefit to which he is otherwise entitled upon termination as of December 31, 2007 ($38,318). In the absence of a Change-in-Control, Mr. Fujimoto’s SERP benefit is generally payable when he reaches age 65.

4.
Mr. Isono’s severance benefit is three (3) times his base salary plus the average of the bonuses earned for the three (3) preceding years and is payable only to the extent that the total payments associated with a Change-in-Control are deductible under Section 280G of the Code.  Under the scenario provided here, as of December 31, 2007, Mr. Isono’s severance benefit, and if necessary, other benefits payable under his agreement, would be reduced such that his total payments under the agreement are deductible under Section 280G of the Code.

5.
Mr. Chinn’s severance benefit is three (3) times his base salary plus average of the bonuses earned for the three (3) preceding years and is payable to the extent that the total payments associated with a Change-in-Control are deductible under Section 280G of the Code.  Under the scenario provided here, as of December 31, 2007, Mr. Chinn’s severance benefit, and if necessary, other benefits payable under his agreement, will be reduced such that his total payments under the agreement are deductible under Section 280G of the Code.

6.
Each of Messrs. Hirata, Fujimoto, Isono and Chinn would also be entitled to accelerated vesting of outstanding equity awards if their employment terminated due to their death or disability within two (2) years after a Change-in-Control.

7.
The tax gross-up is the amount needed to cover estimated excise taxes imposed by Section 4999 of the Code if total payments provided in connection with a Change-in-Control would be non-deductible under Section 280G of the Code.  Mr. Arnoldus is eligible for gross-up payments if total payments to him associated with a Change-in-Control were subject to Sections 280G and 4999 of the Code.

Messrs. Hirata and Fujimoto are eligible for gross-up payments only if the sum of the executive’s SERP and equity acceleration benefits (as calculated under Section 280G of the Code), excluding any other severance payments, would be subject to Sections 280G and 4999 of the Code. If the sum of the executive’s SERP and equity acceleration benefits would not be subject to Sections 280G and 4999 of the Code, then the severance benefit will be paid only to the extent that the total payments to him associated with a Change-in-Control are deductible under 280G of the Code.

Messrs. Isono and Chinn are not eligible to receive tax gross-up payments under any circumstances.

We believe the tax gross-up amounts shown in this table could be lower if there is an actual Change-in-Control, because the estimate above does not reflect a potential reduction associated with reasonable compensation for non-compete provisions and other restrictions in the Change-in-Control agreements.

PAYMENTS UPON TERMINATION FOR GOOD REASON OR TERMINATION WITHOUT CAUSE

	Mr. Arnoldus	Mr. Hirata(1)	Mr. Fujimoto(1)	Mr. Isono(1)	Mr. Chinn(1)
Multiple of Base Salary and Short Term Incentive(2)	$2,016,000	--	--	--	--
Accelerated Vesting of Long-term Incentives (3)	$225,050	--	--	--	--
Incremental SERP Benefit(4)	$1,943,995	--	--	--	--
Insurance(5)	$83,717	--	--	--	--
Outplacement Services(6)	$50,000	--	--	--	--
Relocation Reimbursement(7)	$250,000	--	--	--	--
Total(8)	$4,568,762	$0	$0	$0	$0

1.	Employment agreements with each of Messrs. Hirata, Fujimota, and Isono expired as of March 31, 2008, and are intended to be replaced with change-in-control agreements, as described above.

2.	Mr. Arnoldus will receive a lump sum payment equal to twice his base salary and target bonus. Mr. Arnoldus’ current base salary is $630,000 and his target bonus is $378,000 (60% of salary).

3.
Any outstanding equity awards, will vest immediately if Mr. Arnoldus terminates employment for Good Reason or if we terminate employment without Cause.  The value shown in the table of $225,050 reflects unvested long-term cash incentives as of December 31, 2007.  Upon his retirement, however, Mr. Arnoldus will not receive any LTIP acceleration benefits because his long-term cash incentives vested and were paid in March, 2008.  Mr. Arnoldus will not participate in the 2008 LTIP.

4.
Estimated SERP values provided above assume termination on December 31, 2007.  We used the same assumptions used for financial reporting purposes, except that the above values assume no pre-retirement death.

5.
Mr. Arnoldus and his spouse may continue to participate, for the remainder of each of their lives, in each of the Company’s employee welfare plans providing for medical or health insurance on terms at least as favorable as those provided to similarly situated executives.  Mr. Arnoldus is also entitled to Directors’ and Officers’ liability insurance for six (6) years following termination of employment which may be provided through the Company’s Directors’ and Officers’ liability insurance policy.

6.	We will reimburse reasonable expenses for outplacement services incurred within one (1) year of termination, subject to a maximum of $50,000.

7.
We will reimburse Mr. Arnoldus the reasonable expenses to relocate to any location within the continental United States, up to a maximum of $250,000, if incurred within one (1) year of after termination of his employment.

8.
In addition to the benefits in the table above, upon his early retirement, Mr. Arnoldus will be entitled to payment of his target AIP amount of $378,000, prorated for the number of days in year 2008 that he remains employed by the Company.

Payments Upon Death or Disability

       Each officer (or the officer’s estate) will receive benefits under our disability plan or payments under our life insurance plan, as appropriate.  These benefits are generally available to all employees of the Company.

PAYMENTS UPON DEATH OR DISABILITY

	Mr. Arnoldus	Mr. Hirata	Mr. Fujimoto	Mr. Isono	Mr. Chinn
Accelerated Vesting of Long-term Incentives(1)	$225,050	$0	$0	$0	$0
Medical Benefits	$83,717	$0	$0	$0	$0
Incremental SERP Payment – Death (2)	$1,943,995	$449,032	$1,132,746	n/a	n/a
Incremental SERP Payment – Disability (3)	$1,943,995	$0	$596,419	n/a	n/a

1.
If Mr. Arnoldus dies or becomes disabled during the term of his agreement, outstanding equity awards will vest immediately, as described previously with respect to Termination for Good Reason and Termination without Cause.

2.
If Mr. Arnoldus dies during the term of his employment, his beneficiary receives the present value of the vested SERP benefit, which was $1,943,995 as of December 31, 2007.  Per the terms of their SERP agreements, if Messrs. Hirata or Fujimoto die during their employment, their beneficiaries are entitled to a Pre-retirement Death Benefit equal to the SERP benefit credited with the years of service that Mr. Hirata or Mr. Fujimoto would have otherwise earned if he continued employment through age 65 and received annual compensation increases of 4.5%.  The Pre-retirement Death Benefit will be paid in equal monthly installments over a 20-year term, starting on the first day of the month after the date of the officer’s death.  The lump sum present value of these benefits are shown in the table above, using the same assumptions used to value SERP benefits with respect to termination for Good Reason or without Cause.

3.
If Mr. Arnoldus terminates employment due to disability, he receives the present value of the vested SERP benefit, which was $1,943,995 as of December 31, 2007.  Per the terms of their SERP agreements, if Messrs. Hirata or Fujimoto terminate employment due to disability, they are entitled to a Disability Benefit, equal to the CPF SERP benefit credited with the years of service that Mr. Hirata or Mr. Fujimoto would have otherwise earned if he continued employment through age 65.  Because Mr. Hirata’s CB SERP benefit is greater than his Disability Benefit calculated on December 31, 2007, there is no incremental SERP payment if his employment terminates due to disability.  The Disability Benefit will start on the first day of the month after the officer reaches age 65.  The lump sum present value of these benefits are shown in the table above, using the same assumptions used to value SERP benefits with respect to termination for Good Reason or without Cause.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board recommends the election of the four (4) nominees listed below as directors, to serve a three-year term expiring at the 2011 Annual Meeting of Shareholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal.

Earl E. Fry

B. Jeannie Hedberg

Colbert M. Matsumoto

Crystal K. Rose

For more information regarding the background of each of the nominees for director, see the section titled “ELECTION OF DIRECTORS—Directors’ and Executive Officers’ Information”. The persons named as “proxy” in the enclosed form of proxy card will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named above should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy card will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board.

The election of directors requires a plurality of the votes cast “FOR” the election of the directors by the shares entitled to vote in the election at a meeting at which a quorum is present. Accordingly, the four (4) directorships to be filled at the meeting will be filled by the four (4) nominees receiving the highest number of “FOR” votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL FOUR (4) NOMINEES. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” ALL FOUR (4) NOMINEES.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board has appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. KPMG LLP audited the Company’s financial statements for the fiscal year ended December 31, 2007, and has audited the Company’s financial statements since the Company’s inception in year 1982. Representatives of KPMG LLP are expected to attend the Meeting. The representatives are expected to be available to respond to appropriate questions and will have an opportunity to make a statement, if they desire to do so.

The Company is asking its shareholders to ratify the selection of KPMG LLP as its independent registered public accounting firm (as it has done in prior years) because it believes it is a matter of good corporate practice. If the Company’s shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Services Rendered By And Fees Paid To Independent Registered Public Accounting Firm.  The following sections describe the services rendered by KPMG LLP to the Company, and fees paid by the Company to KPMG LLP for such services, for the fiscal years ended December 31, 2006 and December 31, 2007.  KPMG LLP acted as independent registered public accounting firm for the Company for the fiscal years ended December 31, 2006 and December 31, 2007 and performed the Company’s audit services in fiscal years 2006 and 2007.

Audit Fees. The audit fees include only fees that are customary under generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and are the aggregate fees the Company incurred for professional services rendered for the audit of the Company’s annual financial statements, the audit of internal controls over financial reporting, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and regulatory and statutory engagements related to the aforementioned statements. Audit fees were $1,376,000 for the fiscal year ended December 31, 2006, and $1,405,000 for the fiscal year ended December 31, 2007.

Audit-Related Fees. Audit-related fees include fees for assurance and related services that are related to the performance of the audit of the financial statements, but are not reported under audit fees. These services include audits of the Company’s retirement plans, common area maintenance audits for office buildings owned by the Company and audits of financial statements and internal controls for the mortgage banking activities of Central Pacific HomeLoans, Inc. Audit-related fees were $109,100 for the fiscal year ended December 31, 2006, and $186,800 for the fiscal year ended December 31, 2007.

Tax Fees. Tax fees include only fees the Company incurred for professional services rendered for preparation of the Company’s tax return, tax filings, and tax consulting. Tax fees were $52,500 for the fiscal year ended December 31, 2006, and $15,600 for the fiscal year ended December 31, 2007.

All Other Fees. All other fees include the fees billed for services rendered by KPMG LLP other than those services covered above. There were no such fees for the fiscal years ended December 31, 2006 and December 31, 2007.

The Audit Committee of the Board established a policy in year 2003 to pre-approve all services provided by KPMG LLP. Each service to be provided by KPMG LLP is presented for pre-approval at the Audit Committee’s regular meeting or presented to the Chair of the Audit Committee for pre-approval under delegated authority and presented to the Audit Committee at their next regular meeting. All engagements with KPMG LLP that commenced during year 2004 and since then have been pre-approved in accordance with the pre-approval policy.

The Audit Committee considered whether the provision of audit-related services, tax services, and all other services is compatible with maintaining the independence of KPMG LLP.

The Board has submitted its appointment of KPMG LLP for ratification by the Company’s shareholders. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock represented and entitled to vote at the Meeting will be required for passage of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL.

PROPOSAL 3:

SHAREHOLDER PROPOSAL

Gerald R. Armstrong of 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227, owner of 664 shares of the Company’s common stock, has notified the Company that he intends to present the following proposal and related supporting statement at the annual meeting:

Proposal

The proposal is as follows:

RESOLUTION: That the shareholders of CENTRAL PACIFIC FINANCIAL CORP. request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

The proponent’s supporting statement is as follows:

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year.  This is not in the best interest of shareholders because it reduces accountability.

U.S. Bancorp, Associated Banc-Corp, Piper-Jaffray Companies, Fifth-Third Bancorp, Pan Pacific Retail Properties, Qwest Communications International, Xcel Energy, Greater Bay Bancorp, North Valley Bancorp, Pacific Continental Corporation, Regions Financial Corporation, CoBiz Financial Inc., Marshall & Illsley Corporation, and Wintrust Financial, Inc. are among the corporations electing directors annually because of the efforts of the proponent.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Board of Directors’ Recommendation

The Board recommends that you vote “AGAINST” this proposal.

The Corporate Governance and Nominating Committee regularly evaluates the Company’s corporate governance principles to ensure that such principles, including the classified election of directors, remains in the best interests of the Company and its shareholders. In connection with its review of this shareholder proposal, the Committee considered the current industry environment, the history of the classified board structure and arguments for and against maintaining a classified board. After careful consideration, the Committee concluded retaining the classification of the Board remains in the best interest of the Company and its shareholders and recommended to the Board that the classification structure should be maintained. Based on the Committee’s conclusion and recommendation, the Board has determined that the classification of the directors remains in the best interest of the Company and its shareholders, and that no action should be taken at the present time. The Board opposes and recommends a vote against the proposal for the following reasons:

Continuity and Stability.  The classification of directors helps maintain continuity and stability for the work of the Board, and ensures that at all times a significant portion of the Board will have prior experience as directors.  The continuity and stability that results from a classified Board structure facilitates long-term strategic planning, which is critical to the future success of the Company and helps create long-term value for its shareholders. A longer term for directors should result in directors with the experience and in-depth knowledge required to best perform their duties, particularly in the context of our operation as a bank holding company and our Bank’s operation as a Hawaii-chartered bank.

Accountability.  Directors elected to a classified Board are not less accountable to you than they would be if all directors were elected annually.  Our directors are required to uphold their fiduciary duties to you and the Company regardless of the length of their term.  It is the manner in which directors fulfill their duties and responsibilities, not the frequency of their election, which drives effective corporate governance and protects your interests.

Independence.  Electing directors to three-year, not one-year, terms can enhance the independence of non-management directors.  The longer term provides non-management directors with insulation from pressure from management or special interest groups, who may have an agenda contrary to the long-term interests of all shareholders.

Value Protection.  The fact that most of the Board has tenure for more than a year could encourage persons who may be seeking to acquire the Company to initiate such action through negotiations with the Board.  A classified Board helps ensure that the Board will have sufficient time to evaluate proposals, consider alternatives and act in the best interest of the Company and its shareholders.  A classified Board enhances the ability to negotiate favorable terms with the proponent of an unfriendly or unsolicited proposal and does not preclude takeover efforts.

Director Commitment.  A classified Board strengthens the ability of the Company to recruit high quality directors who are willing to make a significant commitment to the Company and its shareholders for the long term.  In Hawaii, given a more limited pool of potential directors, it is particularly important that directors have the commitment to serve for an appropriate term given the time required to properly understand the Company’s operations and the regulatory framework under which it operates.  Experienced directors who are knowledgeable about the Company’s business are better positioned to make decisions that are in the best interests of the Company and its shareholders.

Corporate Governance.  The Board is committed to corporate governance practices that will benefit the Company's shareholders and regularly examines these practices in light of the changing environment.  The Board believes that certain statements in the proponent's proposal may give shareholders the erroneous impression that the Company lags behind other companies in matters of corporate governance. This is not the case.  Rather, the Board is dedicated to operating pursuant to principles of good corporate governance and believes that it has been more effective and that shareholders have benefited as a result of the current classified system.  Institutional Shareholder Services has recognized the Company's outstanding corporate governance practices by awarding it a Corporate Governance Quotient (CGQ®) of better than 86.9% of S&P 600 SmallCap companies and 95.5% of banks as of March 1, 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “AGAINST” THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD.

PROPOSALS OF SHAREHOLDERS

Shareholder proposals intended to be considered for inclusion in the Company's proxy statement and voted on at the Company’s regularly scheduled year 2009 annual meeting of shareholders must be received at the Company’s offices at 220 South King Street, Honolulu, Hawaii 96813, Attention: Corporate Secretary, by no later than one hundred twenty (120) calendar days before the first anniversary date of the release of  this Proxy Statement, (i.e. by no later than December 9, 2008) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended.  Applicable SEC rules and regulations govern the submission of shareholder proposals and the Company’s consideration of them for inclusion in next year’s proxy statement and form of proxy.

The Company’s Restated Bylaws contain procedures that shareholders must follow to present business at a meeting of shareholders if such business is not specified in the proxy statement. A shareholder may obtain a copy of these procedures from the Company’s Corporate Secretary. In addition to other applicable requirements, for business to be properly brought before the year 2009 annual meeting of shareholders, a shareholder must give notice of the matter to be presented at the meeting in a proper written form to the Company’s Corporate Secretary. The Corporate Secretary must receive this written notice at the principal offices of the Company not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the anniversary date of the preceding year’s annual meeting.  Shareholder proposals not made in accordance with these requirements may be disregarded by the chairperson of the meeting.

OTHER BUSINESS

The Board knows of no other business that will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with the recommendation of the Board.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Report of the Audit Committee” will not be deemed incorporated, unless specifically provided otherwise in such filing.

Dated: April 3, 2008	CENTRAL PACIFIC FINANCIAL CORP.

/s/ Ronald K. Migita
RONALD K. MIGITA
Chairman

/s/ Clint Arnoldus
CLINT ARNOLDUS
Vice Chairman and Chief Executive Officer

APPENDIX A

CENTRAL PACIFIC FINANCIAL CORP.
STANDARDS REGARDING DIRECTOR INDEPENDENCE

A.	In order to qualify as independent, a Director (“Director”) of Central Pacific Financial Corp. (“CPF”) or Central Pacific Bank (“CPB”) must meet all of the following criteria:

1.
The Board of Directors of CPF and CPB must affirmatively determine that the Director has no material relationship with CPF, either directly or as a partner, shareholder or officer of an organization that has a relationship with CPF.

Note: Under the NYSE Corporate Governance Standards, in order for any Director to qualify as “independent” the Board must affirmatively determine that the Director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any subsidiary of the Company). In making its independence determination, the Board should broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a Director’s relationship with the Company, the Board should consider the issue not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. Ownership of a significant amount of stock in the Company is not, by itself, however, a bar to an independence finding. The identity of the independent Directors and the basis for the Board’s determination that a relationship is not material must be disclosed in the Company’s annual proxy statement.

None of the following relationships shall be considered to be a material relationship that would cause a director not to be independent (provided such relationships do not otherwise conflict with any independence standards set by the New York Stock Exchange, the Securities and Exchange Commission, or by any other applicable law, rule or regulation):

a.
Service by a Director as an executive officer, employee or equity owner of a company that has made payments to or received payments from CPF or CPB or any subsidiary or affiliate of CPF or CPB, so long as the payments made or received during such other company’s last three fiscal years are not in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues for such other company’s fiscal year in which the payments were made.

b.
Service by a Director solely in the position of director, trustee, advisor or similar position, of a business or entity that engages in a transaction with CPF or CPB or any subsidiary or affiliate of CPF or CPB, provided a majority of the directors of that business or entity do not comprise a majority of the directors of CPF or CPB or any subsidiary or affiliate of CPF or CPB.

c.
Extensions of credit by CPB to a Director, or a company of which a Director is an executive officer, employee or equity owner, or maintenance at CPB by a Director, or a company of which a Director is an executive officer, employee or equity owner, of deposit, checking, trust, investment, or other accounts with CPB, in each case on terms that are substantially similar to those available to similarly situated customers of CPB.

d.	Referrals by a Director of clients, business or personal acquaintances or family members to CPF or CPB or any other subsidiary or affiliate of CPF or CPB.

e.
Service by a Director solely in the position of director, trustee, advisor or similar position of a tax-exempt organization to which CPF or CPB or any subsidiary or affiliate of CPF or CPB makes contributions.

f.	Any other transaction or relationship between a Director and CPF or CPB or any subsidiary or affiliate of CPF or CPB in which the amount involved does not exceed $10,000.

2.	The Director is not employed by CPF nor was employed by CPF within the last 3 years.

3.	None of the Director’s immediate family members is an executive officer of CPF nor was an executive officer of CPF within the last 3 years.

4.
Within the last 3 years, the Director has not received more than $100,000 during any twelve-month period in direct compensation from CPF, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

5.
Within the last 3 years, none of the Director’s immediate family members has received more than $100,000 during any twelve-month period in direct compensation from CPF, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

Note: Compensation received by an immediate family member for service as a non-executive employee of CPF need not be considered in determining independence.

6.	The Director is not a current partner of a firm that is CPF’s internal or external auditor.

7.	None of the Director’s immediate family members are a current partner of a firm that is CPF’s internal or external auditor.

8.	The Director is not a current employee of a firm that is CPF’s internal or external auditor.

9.
The Director does not have an immediate family member who is an employee of a firm that is CPF’s internal or external auditor, and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice.

10.	Within the last 3 years, the Director was not a partner or employee of a firm that is or was CPF’s internal or external auditor, who personally worked on CPF’s audit within that time.

11.
Within the last 3 years, no immediate family member of the Director was a partner or employee of a firm that is CPF’s internal or external auditor, who personally worked on CPF’s audit within that time.

12.
The Director does not serve, and within the last 3 years has not served, as an executive officer of another company (excluding CPF companies) in which any present CPF executive officer serves on that other company’s compensation committee.

13.
None of the Director’s immediate family members is, nor within the last 3 years has been, employed as an executive officer of another company (excluding CPF companies) in which any present CPF executive officer serves on that other company’s compensation committee.

14.
The Director is not a current employee of a company that has made payments to, or received payments from, CPF for property or services in an amount which, in any of the last 3 fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Note: Both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year of such other company. The look-back provision for this test applies solely to the financial relationship between CPF and the director or immediately family member’s current employer; a listed company need not consider former employment of the director or immediate family member.

Note: Contributions to tax exempt organizations shall not be considered “payments”, provided however, that CPF must disclose in its annual proxy statement, any such contributions made by CPF to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding 3 years, contributions in any single fiscal year from CPF to the organization exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

15.
None of the Director’s immediate family members is a current executive officer of a company that has made payments to, or received payments from, CPF for property or services in an amount which, in any of the last 3 fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Note: Same “Notes” in number 14 above apply to this number 15.

B.	In order to qualify as independent for purposes of the audit committee, a Director must meet all of the following additional independence criteria:

1.
Other than in his or her capacity as a member of the Board or any Board committee, a Director must not accept or have accepted, directly or indirectly, any consulting, advisory, or other compensatory fee from CPF.

Note: Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with CPF (provided that such compensation is not contingent in any way on continued service). Note: The term indirect acceptance by a member of an audit committee of any consulting, advisory or other compensatory fee includes acceptance of such a fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the member of by an entity in which such member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to CPF or any of its subsidiaries.

2.
A Director must not be affiliated with CPF or any subsidiary of CPF.

Note: An audit committee member that sits on the board of directors of a listed issuer and an affiliate of the listed issuer is exempt from this requirement if the member, except for being a director on each such board of directors, otherwise meets the independence requirements for each such entity, including the receipt of only ordinary-course compensation for serving as a member of the board of directors, audit committee or any other board committee of each such entity.

When used above the following terms shall have the following meanings:

“affiliate of” or “affiliated with”, a specified person, means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified. A person is not deemed to be in control of a specified person if the person is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the specified person, and is not an executive officer of the specified person. The following are deemed affiliates: an executive officer of an affiliate; a director who is also an employee of an affiliate; a general partner of an affiliate, and a managing member of an affiliate. [See Securities Exchange Act of 1934, Rule 10-A-3] The term “affiliate” also includes a subsidiary, sibling company, predecessor, parent company, or former parent company. [See NYSE Corporate Governance Standards]

“Company” and “CPF” means and includes Central Pacific Financial Corp. and its affiliates and subsidiaries.

“executive officer” means and includes as to Central Pacific Financial Corp., its chief executive officer, president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for Central Pacific Financial Corp. Executive officers of affiliates and subsidiaries of Central Pacific Financial Corp. may be deemed executive officers of Central Pacific Financial Corp. if they perform such policy making functions for Central Pacific Financial Corp. [See Securities Exchange Act of 1934, Rule 3b-7]

“immediate family member(s)” means and includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who share such person’s home (when applying the look-back provisions, one need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated).

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 27, 2008
11:00 a.m. Hawaii time

Garden Lanai Room
of the
Ala Moana Hotel
410 Atkinson Drive
Honolulu, Hawaii

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 27, 2008.

Central Pacific Financial Corp.'s Proxy Statement, Form 10-K Annual Report for the fiscal year ended December 31, 2007, and Annual Report brochure, are available at http://www.centralpacificbank.com/investor/proxy.

Annual Meeting Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 27, 2008.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2, and “AGAINST” Item 3.

By signing the proxy, you revoke all prior proxies and appoint Clint Arnoldus, Dean K. Hirata and Glenn K. C. Ching and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and at any and all adjournments thereof.

See reverse for voting instructions.

COMPANY #

Dear Central Pacific Financial Corp. Shareholder:

Please vote your proxy using one of the three methods described below (Internet or Telephone or Mail).

Use only one of the voting methods below.

VOTE BY INTERNET - www.eproxy.com/cpf - QUICK *** EASY *** IMMEDIATE

•	Log on to the above voting website. Be sure to have your Control Number (printed in the box above) when you log on, and follow the instructions provided.
•	The Internet site will be open 24 hours a day, 7 days a week, until May 26, 2008, 12:00 p.m. (Noon) Central Time.

VOTE BY TELEPHONE - CALL TOLL FREE - 1-800-560-1965 - QUICK *** EASY *** IMMEDIATE

•	Using a touch-tone telephone, call the above toll-free number. Be sure to have your Control Number (printed in the box above) when you call, and follow the instructions provided.
•	The telephone center will be open 24 hours a day, 7 days a week, until May 26, 2008, 12:00 p.m. (Noon) Central Time.

VOTE BY MAIL

Mark, sign, date and return your Proxy Card (attached below) in the postage-paid envelope provided or return it to Central Pacific Financial Corp., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. If voting by mail, please be sure to promptly complete and mail in your Proxy Card so that it arrives prior to the Annual Meeting.

If you wish to vote by mail, and have not voted by telephone or the Internet, please detach along the perforation below, and mark, sign, date and return the Proxy Card below using the enclosed postage pre-paid envelope.

If you vote by Telephone or Internet, please do not mail your Proxy Card

  Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2, and AGAINST Item 3.

1.	Election of Class II directors:	01 02	Earl E. Fry B. Jeannie Hedberg	03 04	Colbert M. Matsumoto Crystal K. Rose	☐	Vote FOR all nominees except as marked)			☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.					☐	For	☐	Against	☐	Abstain
3.	Consider a shareholder proposal regarding declassification of the Board of Directors.					☐	For	☐	Against	☐	Abstain
4.	To transact such other business as may properly come before the Meeting and at any and all adjourments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2, AND AGAINST PROPOSAL 3.

Address Change? Mark Box ☐			Indicate changes below:				Date ___________________________

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 27, 2008
11:00 a.m. Hawaii time

Garden Lanai Room
of the
Ala Moana Hotel
410 Atkinson Drive
Honolulu, Hawaii

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 27, 2008.

Central Pacific Financial Corp.'s Proxy Statement, Form 10-K Annual Report for the fiscal year ended December 31, 2007, and Annual Report brochure, are available at http://www.centralpacificbank.com/investor/proxy.

Annual Meeting Proxy Voting Instructions to Trustee

Central Pacific Bank
401(k) Retirement Savings Plan

I hereby direct the Vanguard Fiduciary Trust Company, as Trustee of the Central Pacific Bank 401(k) Retirement Savings Plan (the “Plan”), to vote at the Annual Meeting of Shareholders of Central Pacific Financial Corp. (the “Company”) as indicated on the reverse side of this card, all shares allocated to my account in the Plan. The Trustee will vote these shares as I direct. If no direction is given to the Trustee, the Plan’s Trustee will vote my shares held in the Plan in the same proportion as votes received from other participants in the Plan.

This voting instruction card is furnished in connection with the solicitation of proxies by the Board of Directors of the Company. I understand this card must be returned to the Trustee by noon Central Time on May 21, 2008 if my voting instructions are to be honored. If it is not received by the Trustee, or if it is received but the voting instructions are invalid, the shares of stock with respect to which I could have directed the Trustee shall be voted by the Trustee in accordance with the terms of the Plan. The Trustee is hereby directed to vote as indicated on the following proposals which are more fully described in the Company’s Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

See reverse for voting instructions.

COMPANY #

Dear Central Pacific Financial Corp. Shareholder:

Please vote your proxy using one of the three methods described below (Internet or Telephone or Mail).

Use only one of the voting methods below.

VOTE BY INTERNET - www.eproxy.com/cpf - QUICK *** EASY *** IMMEDIATE

•	Log on to the above voting website. Be sure to have your Control Number (printed in the box above) when you log on, and follow the instructions provided.
•	The Internet site will be open 24 hours a day, 7 days a week, until May 26, 2008, 12:00 p.m. (Noon) Central Time.

VOTE BY TELEPHONE - CALL TOLL FREE - 1-800-560-1965 - QUICK *** EASY *** IMMEDIATE

•	Using a touch-tone telephone, call the above toll-free number. Be sure to have your Control Number (printed in the box above) when you call, and follow the instructions provided.
•	The telephone center will be open 24 hours a day, 7 days a week, until May 26, 2008, 12:00 p.m. (Noon) Central Time.

VOTE BY MAIL

Mark, sign, date and return your Proxy Card (attached below) in the postage-paid envelope provided or return it to Central Pacific Financial Corp., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. If voting by mail, please be sure to promptly complete and mail in your Proxy Card so that it arrives prior to the Annual Meeting.

If you wish to vote by mail, and have not voted by telephone or the Internet, please detach along the perforation below, and mark, sign, date and return the Proxy Card below using the enclosed postage pre-paid envelope.

If you vote by Telephone or Internet, please do not mail your Proxy Card

  Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2, and AGAINST Item 3.

1.	Election of Class II directors:	01 02	Earl E. Fry B. Jeannie Hedberg	03 04	Colbert M. Matsumoto Crystal K. Rose	☐	Vote FOR all nominees except as marked)			☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.					☐	For	☐	Against	☐	Abstain
3.	Consider a shareholder proposal regarding declassification of the Board of Directors.					☐	For	☐	Against	☐	Abstain
4.	To transact such other business as may properly come before the Meeting and at any and all adjourments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2, AND AGAINST PROPOSAL 3.

Address Change? Mark Box ☐			Indicate changes below:				Date ___________________________

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.